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                                                                    EXHIBIT 4.10

                               SCHULER HOMES, INC.

                           THE GUARANTORS PARTY HERETO

                                       AND

                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                   AS TRUSTEE

                                   ----------

                                    INDENTURE

                                   RELATING TO

                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2011

                            DATED AS OF JUNE 28, 2001

                                   ----------

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                                TABLE OF CONTENTS

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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions....................................................1
Section 1.02.   Other Definitions.............................................19
Section 1.03.   Incorporation By Reference of Trust Indenture Act.............20
Section 1.04.   Rules of Construction.........................................21

                                    ARTICLE 2

                                 THE SECURITIES

Section 2.01.   Form and Dating...............................................21
Section 2.02.   Execution and Authentication..................................29
Section 2.03.   Registrar and Paying Agent....................................30
Section 2.04.   Paying Agent To Hold Money In Trust...........................30
Section 2.05.   Securityholder Lists..........................................30
Section 2.06.   Transfer and Exchange.........................................31
Section 2.07.   Replacement Securities........................................31
Section 2.08.   Outstanding Securities........................................32
Section 2.09.   Securities Held by the Company or a Related Person............32
Section 2.10.   Temporary Securities..........................................32
Section 2.11.   Cancellation..................................................32
Section 2.12.   Defaulted Interest............................................33
Section 2.13.   Persons Deemed Owners.........................................33
Section 2.14.   Computation of Interest.......................................33

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.   Notices to Trustee............................................34
Section 3.02.   Selection of Securities To Be Redeemed........................34
Section 3.03.   Notice of Redemption..........................................35
Section 3.04.   Effect of Notice of Redemption................................35
Section 3.05.   Deposit of Redemption Price...................................35
Section 3.06.   Securities Redeemed In Part...................................36


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                                    ARTICLE 4

                                    COVENANTS

Section 4.01.   Payment of Securities.........................................36
Section 4.02.   Maintenance of Office or Agency...............................36
Section 4.03.   Reports to Holders............................................37
Section 4.04.   Compliance Certificate........................................37
Section 4.05.   Stay, Extension and Usury Laws................................37
Section 4.06.   Corporate Existence...........................................38
Section 4.07.   Notice of Default.............................................38
Section 4.08.   Change of Control.............................................38
Section 4.09.   Maintenance of Consolidated Net Worth.........................40
Section 4.10.   Limitation on Additional Indebtedness.........................42
Section 4.11.   Limitation on Restricted Payments.............................44
Section 4.12.   Limitation on Payment Restrictions Affecting Restricted
                  Subsidiaries................................................46
Section 4.13.   Limitation on Liens...........................................47
Section 4.14.   Limitation on Transactions with Related Persons...............49
Section 4.15.   Limitation on Asset Sales.....................................50
Section 4.16.   Limitation on Business Activities.............................54
Section 4.17.   Limitation on Designation of Restricted and Unrestricted
                  Subsidiaries................................................54
Section 4.18.   Additional Guarantors.........................................54
Section 4.19.   Limitation on Layering Indebtedness...........................54

                                    ARTICLE 5

                                   SUCCESSORS

Section 5.01.   Limitation on Mergers and Sales of Assets by the
                  Company and the Guarantors..................................55
Section 5.02.   Successor Substituted.........................................56

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.   Events of Default.............................................56
Section 6.02.   Acceleration..................................................58
Section 6.03.   Other Remedies................................................58


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Section 6.04.   Waiver of Past Defaults.......................................59
Section 6.05.   Control by Majority...........................................59
Section 6.06.   Limitation on Suits...........................................59
Section 6.07.   Rights of Holders to Receive Payment..........................60
Section 6.08.   Collection Suit by Trustee....................................60
Section 6.09.   Trustee May File Proofs of Claim..............................60
Section 6.10.   Priorities....................................................60
Section 6.11.   Undertaking for Costs.........................................61
Section 6.12.   Waiver of Stay, Extension or Usury Laws.......................61

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.   Duties of Trustee.............................................61
Section 7.02.   Rights of Trustee.............................................63
Section 7.03.   Individual Rights of Trustee..................................63
Section 7.04.   Trustee's Disclaimer..........................................63
Section 7.05.   Notice of Defaults............................................64
Section 7.06.   Reports by Trustee to Holders.................................64
Section 7.07.   Compensation and Indemnity....................................64
Section 7.08.   Replacement of Trustee........................................65
Section 7.09.   Successor Trustee by Merger, Etc..............................66
Section 7.10.   Eligibility; Disqualification.................................66
Section 7.11.   Preferential Collection of Claims Against Company.............66

                                    ARTICLE 8

                            DISCHARGE AND DEFEASANCE

Section 8.01.   Discharge and Defeasance Upon Deposit of Moneys or
                  U.S. Government Obligations.................................67
Section 8.02.   Termination of the Obligations Pursuant to Redemption.........68
Section 8.03.   Survival of Company's Obligations.............................69
Section 8.04.   Application of Trust Money....................................69
Section 8.05.   Repayment To Company..........................................69
Section 8.06.   Reinstatement.................................................70


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                                    ARTICLE 9

                                  SUBORDINATION

Section 9.01.   Agreement To Subordinate......................................70
Section 9.02.   Liquidation; Dissolution; Bankruptcy..........................70
Section 9.03.   Company Not To Make Payments with Respect to Notes
                  in Certain Circumstances....................................71
Section 9.04.   Acceleration of Notes.........................................72
Section 9.05.   When Distribution Must Be Paid Over...........................72
Section 9.06.   Notice by Company.............................................73
Section 9.07.   Subrogation...................................................73
Section 9.08.   Relative Rights...............................................73
Section 9.09.   Subordination May Not Be Impaired by the Company..............74
Section 9.10.   Distribution or Notice to Representative......................74
Section 9.11.   Rights of Trustee and Paying Agent............................74
Section 9.12.   Officers' Certificate.........................................75
Section 9.13.   Obligation of Company Unconditional...........................75
Section 9.14.   Article 9 Not To Prevent Events of Default....................76

                                   ARTICLE 10

                      AMENDMENTS, MODIFICATIONS AND WAIVERS

Section 10.01.  Without Consent of Holders....................................76
Section 10.02.  With Consent of Holders.......................................77
Section 10.03.  Compliance with Trust Indenture Act...........................78
Section 10.04.  Revocation and Effect of Consents.............................78
Section 10.05.  Notation on or Exchange of Securities.........................79
Section 10.06.  Trustee Protected.............................................79

                                   ARTICLE 11

                             GUARANTEE OF SECURITIES

Section 11.01.  Guarantee.....................................................79
Section 11.02.  Agreement To Subordinate......................................82
Section 11.03.  Liquidation; Dissolution; Bankruptcy..........................82
Section 11.04.  Guarantors Not To Make Payments with Respect to
                  Guarantees in Certain Circumstances.........................83
Section 11.05.  Subrogation...................................................84


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Section 11.06.  Subordination May Not Be Impaired by Guarantors...............84
Section 11.07.  Distribution or Notice to Representative......................85
Section 11.08.  Rights of Trustee and Paying Agent............................85
Section 11.09.  Officers' Certificate.........................................86
Section 11.10.  Obligation of Guarantors Unconditional........................86
Section 11.11.  Article 11 Not To Prevent Events of Default...................87
Section 11.12.  Execution and Delivery of Guarantee...........................87
Section 11.13.  Additional Guarantors.........................................87
Section 11.14.  Release of a Guarantor........................................87

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls..................................88
Section 12.02.  Notices.......................................................89
Section 12.03.  Communication by Holders with Other Holders...................89
Section 12.04.  Certificate and Opinion as to Conditions Precedent............90
Section 12.05.  Statements Required in Certificate or Opinion.................90
Section 12.06.  Rules by Trustee and Agents...................................90
Section 12.07.  Legal Holidays................................................91
Section 12.08.  No Personal Liability of Incorporators, Shareholders,
                  Officers, Directors or Employees............................91
Section 12.09.  Duplicate Originals...........................................91
Section 12.10.  Governing Law.................................................91
Section 12.11.  No Adverse Interpretation of Other Agreements.................91
Section 12.12.  Successors....................................................92
Section 12.13.  Separability..................................................92
Section 12.14.  Benefits of Indenture.........................................92
Section 12.15.  Table of Contents, Headings, Etc..............................92

                                    EXHIBITS

Exhibit A     - Form of Security
Exhibit B     - Form of Guarantee
Exhibit C-1   - Form of Institutional Accredited Investor Letter
Exhibit C-2   - Form of Certificate to Be Delivered in Connection with Transfers
                Pursuant to Regulation S


                                      -v-
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            INDENTURE dated as of June 28, 2001 between SCHULER HOMES, INC., a
Delaware corporation (the "COMPANY"), the Guarantors signatory hereto (the "GUARANTORS") and U.S. Bank Trust National Association, a national banking association duly organized and existing under the laws of the United States, as trustee (the "TRUSTEE").

            Each party agrees for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10 1/2% Senior Subordinated Notes due 2011 as follows:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.01. DEFINITIONS.

            "ADDITIONAL ASSETS" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary is primarily engaged in a Related Business.

            "ADDITIONAL INTEREST" means additional interest payable with respect to the Securities pursuant to the Registration Rights Agreement.

            "ADDITIONAL SECURITIES" means any additional Securities having identical terms and conditions to the Securities issued pursuant to Article 2 and in compliance with Section 4.10.

            "AGENT" means any Registrar, Paying Agent or co-Registrar.

            "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction

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                                      -2-


(each referred to for the purposes of this definition as a "DISPOSITION"), of
(i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders); (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary; or (iii) any other assets of the Company or any Restricted Subsidiary having a fair market value (as determined in good faith by the Company's board of directors) in excess of $2.5 million disposed of in a single transaction or series of related transactions outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company as permitted under Section 5.01, any Restricted Payment permitted under Section
4.11 or any Permitted Investment).

            "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such Indebtedness of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

            "BANK CREDIT FACILITY" means that certain revolving credit facility, dated as of June 28, 2001, among the Company, the lenders party thereto and First Hawaiian Bank, as Administrative Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents, if any), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or modified from time to time, or Refinanced from time to time, including any agreement replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

            "BANKRUPTCY LAW" means Title 11, United States Code, or any similar federal or similar law for the relief of debtors.

            "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in any place where payments of principal or interest are made under this Indenture are authorized or obligated by law or executive order to close.

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                                      -3-


            "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "CAPITALIZED LEASE OBLIGATIONS" means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "CASH EQUIVALENTS" means:

            (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

            (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

            (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

            (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

            (v) repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and

            (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

            "CHANGE OF CONTROL" means the occurrence of any of the following events:

            (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such

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                                      -4-


      person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

            (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's board of directors then in office; or

            (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, other than any such sale to one or more Restricted Subsidiaries, and in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation, or a parent corporation that owns all of the Capital Stock of such surviving corporation, that represent immediately after such transaction, at least 50% of the aggregate voting power of the Voting Stock of the surviving corporation or such parent corporation, as the case may be.

            "COMPANY" means Schuler Homes, Inc. and any other obligor until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

            "CONSOLIDATED COVERAGE RATIO" with respect to the Company as of any date of determination (the "TRANSACTION DATE") means the ratio of the Company's EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination (the "FOUR QUARTER PERIOD"). In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Interest Incurred" shall be calculated after giving effect on a PRO FORMA (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) basis for the period of such calculation to:

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                                      -5-


            (i) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

            (ii) any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for any Indebtedness as a result of such Asset Acquisition and also including any EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Disposition or Asset Acquisition (including the Incurrence, assumption or liability for any related Indebtedness) occurred on the first day of the Four Quarter Period.

            If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Company or any such Restricted Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness.

            Furthermore, in calculating "Consolidated Interest Incurred" (but not in calculating EBITDA) for purposes of determining the Consolidated Coverage
Ratio:

            (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

            (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

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                                      -6-


            (iii) notwithstanding clause (i) or (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "CONSOLIDATED INTEREST EXPENSE" of the Company means, for any period, the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), plus the product of (i) cash dividends paid on any Preferred Stock of the Company, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

            "CONSOLIDATED INTEREST INCURRED" of the Company means, for any period, (i) the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of discount or premium, if any, and all other non-cash interest expense), plus (or minus, if negative) (ii) the difference between capitalized interest for such period and the interest component of cost of goods sold for such period, plus (iii) the product of (A) cash dividends paid on any Preferred Stock of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

            "CONSOLIDATED NET INCOME" for any period, means the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, PROVIDED that (i) the Net Income of any Person in which the Company or any Restricted Subsidiary has a joint interest with a third party (other than an Unrestricted Subsidiary) shall be included only to the extent of the lesser of (A) the amount of dividends or distributions actually paid to the Company or a Restricted Subsidiary or (B) the Company's direct or indirect proportionate interest in the Net Income of such Per-

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                                      -7-


son; PROVIDED that, so long as the Company or a Restricted Subsidiary has an unqualified legal right to require the payment of a dividend or distribution, Net Income shall be determined solely pursuant to clause (B); (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iii) the Net Income of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions (the fair value of which, if other than in cash, to be determined by the Company's board of directors, in good faith) by such Subsidiary to the Company or to any of its consolidated Restricted Subsidiaries; (iv) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary during such period; (v) in the case of a successor to the Company by merger, consolidation or transfer of its assets, any Net Income (or loss) of the successor prior to such merger, consolidation or transfer of assets shall be excluded; and (vi) all non-cash items (other than income tax expense, depreciation expense, amortization expense and any item that will require cash payments in the future and for which an accrual reserve is, or is required by GAAP to be, made) decreasing Consolidated Net Income shall be added back in calculating Consolidated Net Income and all non-cash items increasing Consolidated Net Income shall be deducted in calculating Consolidated Net Income.

            "CONSOLIDATED NET WORTH" with respect to the Company means the consolidated stockholders' equity of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

            "CONSOLIDATED TANGIBLE ASSETS" means, as of any date, the total amount of assets of the Company and the Restricted Subsidiaries on a consolidated basis less the amount of Intangible Assets of the Company and the Restricted Subsidiaries on a consolidated basis, in each case at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP.

            "CONSOLIDATED TANGIBLE NET WORTH" with respect to the Company means Consolidated Net Worth, less the Intangible Assets of the Company and its Restricted Subsidiaries.

            "CONVERTIBLE NOTES" means the Company's $57.5 million 6 1/2% Convertible Subordinated Debentures due 2003.

            "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice of to the Company.

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                                      -8-


            "CUSIP NUMBER" means the alphanumeric designation assigned to the Securities by Standard & Poor's Corporation, CUSIP Service Bureau.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DEPOSITORY" or "DTC" means The Depository Trust Company and any successor to DTC in its capacity as depository for any Securities.

            "DESIGNATED SENIOR INDEBTEDNESS" means (i) Indebtedness under any Bank Credit Facility, without regard to the amounts outstanding thereunder, (ii) Indebtedness represented by the Company's 9 3/8% Senior Notes due 2009 and the Company's 9% Senior Notes due 2008, and (iii) any Senior Indebtedness or Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding or committed of at least $25.0 million and is specifically designated in the instrument evidencing such Indebtedness as "Designated Senior Indebtedness" by the Company.

            "DISQUALIFIED STOCK" means, with respect to any Person, that portion of any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, in each case on or prior to the final maturity date of the Securities; PROVIDED that Capital Stock that would be "Disqualified Stock" solely by virtue of its containing a customary requirement that the issuer offer to repurchase such Capital Stock upon a change of control of the issuer will not be deemed to be "Disqualified Stock."

            "EBITDA" of the Company for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense for such period; PROVIDED that for the purposes of calculating EBITDA, such calculation shall not give effect to the following, without duplication, to the extent (but only to the extent) taken into account in calculating Consolidated Net Income: (i) income tax expense,
(ii) depreciation expense, (iii) amortization expense, (iv) the exclusion of any Net Income of the Company or any Restricted Subsidiary pursuant to clause (iv) or (v) or the definition of Consolidated Net Income, (v) any gain (or loss), realized by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary or (vi) (a) any extraordinary gain (or extraordinary loss) or (b) income or loss attributable to discontinued operations, in each case together with any provisions for taxes on any such extraordinary gain or income attributable to discontinued operations (or the tax effect of any such extraordinary loss or loss attributable to discontinued operations), realized by the Company or any Restricted Subsidiary, in each case for the relevant period.

            "EQUITY OFFERING" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company other than any private sales to Related Persons of the Company.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCHANGE NOTES" has the meaning provided in the Registration Rights Agreement.

            "GAAP" means generally accepted accounting principles as in effect on the Issuance Date.

            "GUARANTEE" means the guarantee of the Company's Obligations hereunder made by a Guarantor in favor of the Holders pursuant to the terms of
Article 11 hereof.

            "GUARANTORS" means (i) each Restricted Subsidiary, (ii) any other guarantors of Indebtedness under any Bank Credit Facility, and (iii) any other Person that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns; PROVIDED that any Person constituting a Guarantor as described above shall cease to be a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Guarantor, the principal of and premium, if any, and interest (including interest after commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Guarantor Senior Indebtedness whether or not such interest is an allowed claim in any such proceeding) on and other amounts due on or in connection with any Indebtedness of such Guarantor existing on the Issuance Date or any Indebtedness of such Guarantor thereafter created, incurred or assumed and permitted under Section 4.10, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of the Securities. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Bank Credit Facility permitted to be Incurred under Section 4.10 including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and (2) all Interest Rate Agreements (and guarantees thereof) permitted to be Incurred under Section 4.10, in each case whether outstanding on the Issuance Date or thereafter incurred. Notwithstanding the foregoing, Guarantor Senior Indebtedness will not include

            (a) any Indebtedness (including such Guarantor's Guarantee of the Securities) which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any Guarantor Senior Indebtedness,

            (b) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,

            (c) Indebtedness Incurred (but only to the extent Incurred) in violation of this Indenture as in effect at the time of the respective Incurrence,

            (d) Non-Recourse Indebtedness,

            (e) Indebtedness of such Guarantor to the Company or any Subsidiaries of the Company,

            (f) Indebtedness to, or guaranteed on behalf of, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such rights is exercisable immediately or only after the passage of time) directly or indirectly, of more than 5% of the total voting power of teh Voting Stock of the Company, or any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation),

            (g) any liability for taxes owed or owing by such Guarantor, or

            (h) any repurchase, redemption or other obligation in respect of Disqualified Stock.

            "HEDGING OBLIGATIONS" of any Person means the net Obligations of such Person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

            "HOLDER" means the Person in whose name a Security is registered on the register for the Securities.

            "HOMEBUILDING JOINT VENTURE" means any (a) Unrestricted Subsidiary or (b) other Person in which the Company or any of its Subsidiaries has an ownership interest but less than a majority ownership interest that, in each case, was formed for and is engaged in homebuilding operations.

            "INCUR" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; PROVIDED FURTHER, HOWEVER, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "INCURRENCE" when used as a noun shall have a correlative meaning.

            "INDEBTEDNESS" means on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all Obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale Obligations of such Person and all Obligations of such Person under any title retention agreement (but excluding accounts payable and accrued expenses arising in the ordinary course of business and which are not more than 90 days past due or are in dispute) which would appear as a liability on a balance sheet of a Person prepared on a consolidated basis in accordance with GAAP, which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (PROVIDED that, in the case of Obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person); (iv) all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all Obligations of such Person with re-spect to the redemption, repayment or other repurchase of any Disqualified Stock; (vi) all Obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; PROVIDED that Indebtedness of the Company or a Restricted Subsidiary that is guaranteed by the Company or a Restricted Subsidiary shall be counted only once in the calculation of the amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis or otherwise outstanding for the purposes of determining whether an Incurrence of Indebtedness is permitted pursuant to
Section 4.10(b); (vii) all Obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional Obligations as described above, (b) the maximum reasonably anticipated liability, upon the occurrence of the contingency, other than a contingency solely within the control of such Person, giving rise to the Obligation, of any contingent Obligations as described above (in the case of clauses other than (iii)) and the amount shown as a liability on a balance sheet of a Person as described in clause (iii) above, in each case at such date; PROVIDED, HOWEVER, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP.

            "INDENTURE" means this Indenture, as amended, supplemented or otherwise modified from time to time, in accordance with the terms hereof.

            "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Related Persons do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "INTANGIBLE ASSETS" means the amount (to the extent reflected in determining consolidated stockholders' equity) of (A) all write-ups (other than write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset, and (B) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to compensate the Company or any Restricted Subsidiary for fluctuations in interest rates.

            "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of guarantee or similar arrangement but excluding extensions of trade credit to Persons other than Related Persons in the ordinary course of business by the Company and its Restricted Subsidiaries on commercially reasonable terms) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

            "ISSUANCE DATE" means the initial date of issuance of the Company's 10 1/2% Senior Subordinated Notes due 2011.

            "ISSUER REQUEST" means any written request signed in the name of the Company by the Chairman of the board of directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MORTGAGE" means a first priority mortgage or first priority deed of trust on improved real property.

            "NET INCOME" of any Person means the net income (loss) of such Person, determined in accordance with GAAP.

            "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Disposition (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition), net of the direct costs relating to such Asset Disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any related expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a lien on the asset or assets that were the subject of such Asset Disposition and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "NON-RECOURSE INDEBTEDNESS" means Indebtedness or other Obligations secured by a lien on property to the extent that the liability for such Indebtedness or other Obligations is limited to the security of the property without liability on the part of the Company or any Subsidiary (other than the Subsidiary which holds title to such property) for any deficiency.

            "OBLIGATIONS" means any principal, interest (including interest accruing after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding relating to the Company or any of its Subsidiaries whether or not allowed as a claim in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "OFFERING MEMORANDUM" means the offering memorandum relating to the offerings of the Securities and the Company's 9 3/8% Senior Notes due 2009 dated June 21, 2001.

            "OFFICER" means the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or any Guarantor, as applicable.

            "OFFICER'S CERTIFICATE" means a certificate signed by an Officer of the Company or any Guarantor, as applicable.

            "OPINION OF COUNSEL" means a written opinion from legal counsel of the Company who may be an employee of or counsel for the Company or other counsel reasonably acceptable to the Trustee.

            "PERMITTED ADDITIONAL ASSETS" means Additional Assets that as of the date of acquisition, when taken together with all Permitted Additional Assets acquired by the Company and its Restricted Subsidiaries as consideration in respect of Asset Dispositions during the preceding twelve months, do not have a fair market value (as determined in good faith by the board of directors of the Company) in excess of 5% of Consolidated Tangible Assets.

            "PERMITTED INVESTMENTS" means:

            (i) Investments by the Company or any Guarantor in any Person that is, or will become immediately after such Investment, a Guarantor or that will merge or be consolidated into the Company or a Guarantor;

            (ii) Investments in the Company by any Guarantor;

            (iii) investments in cash and Cash Equivalents;

            (iv) loans and advances to employees and officers of the Company and the Restricted Subsidiaries (or guarantees of third party loans to such persons) in the ordi-nary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

            (v) Interest Rate Agreements or other Hedging Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with this Indenture;

            (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (vii) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Disposition made in compliance with the covenant described under Section 4.15; and

            (viii) notes payable issued by Qualified Purchasers in connection with the purchase of model homes sold by the Company and its Restricted Subsidiaries in the ordinary course of business; PROVIDED that the aggregate consideration received by the Company or a Restricted Subsidiary, as the case may be, in connection with any such model home sale transaction consists of at least 65% cash or Cash Equivalents.

            "PERSON" means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

            "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "PRIVATE EXCHANGE" has the meaning set forth in the Registration Rights Agreement.

            "PRIVATE EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

            "QUALIFIED PURCHASER" means a nationally recognized leasing or financing company.

            "REFINANCE" means, in respect of Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCING" when used as a noun shall have a correlative meaning.

            "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement relating to the Securities dated June 28, 2001 by and among the Company, the Guarantors and the other parties named therein.

            "RELATED BUSINESS" means any line or lines of business or business activity reasonably related to (x) the homebuilding business or (y) a business or business activity of the Company and/or its Restricted Subsidiaries conducted on the Issuance Date.

            "RELATED PERSON" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

            "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

            "RESTRICTED INVESTMENT" means any Investment (including by way of guarantee or other similar arrangement), other than a Permitted Investment, in or to any Unrestricted Subsidiary, Homebuilding Joint Venture or any other Person; PROVIDED that Investments (including by way of guarantee or other similar arrangement) in a Homebuilding Joint Venture shall be counted as a Restricted Investment only to the extent that the aggregate at any one time outstanding of all such amounts expended (or with respect to guarantees or similar arrangement the amounts then guaranteed) exceeds, subsequent to March 31, 2001, $35.0 million in the aggregate for all Homebuilding Joint Ventures. A Restricted Investment shall be deemed to have been made upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation, as determined by the board of directors of the Company in good faith. Any property transferred to an Unrestricted Subsidiary, Homebuilding Joint Venture or other Person shall be valued at fair market value at the time of such transfer, in each case as determined by the board of directors of the Company in good faith.

            "RESTRICTED SUBSIDIARY" means any Subsidiary that has not been designated an Unrestricted Subsidiary.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES" means the 10 1/2% Senior Subordinated Notes due 2011 issued by the Company, including, without limitation, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest (including interest after commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim in any such proceeding) on and other amounts due on or in connection with any Indebtedness of the Company existing on the Issuance Date or any Indebtedness of the Company thereafter created, incurred or assumed and permitted under Section 4.10, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (1) all monetary obligations of every nature of the Company under, or with respect to, the Bank Credit Facility permitted to be Incurred under Section 4.10 including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and (2) all Interest Rate Agreements (and guarantees thereof) permitted to be Incurred under Section 4.10, in each case whether outstanding on the Issuance Date or thereafter Incurred. Notwithstanding the foregoing, Senior Indebtedness will not include

            (a) any Indebtedness (including the Securities) which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any Senior Indebtedness,

            (b) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,

            (c) Indebtedness Incurred (but only to the extent Incurred) in violation of this Indenture as in effect at the time of such Incurrence,

            (d) Non-Recourse Indebtedness,

            (e) Indebtedness of the Company to any Subsidiary of the Company,

            (f) Indebtedness to, or guaranteed on behalf of, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 5% of the total voting power of the Voting Stock of the Company, or any officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation),

            (g) any liability for taxes owed or owing by the Company, or

            (h) any repurchase, redemption or other obligation in respect of Disqualified Stock.

            "S&P" means Standard & Poor's Corporation.

            "SUBSIDIARY" means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company and its Subsidiaries, or any Person in which the Company and its Subsidiaries has at least a majority ownership interest.

            "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 10.03.

            "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

            "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary which, in accordance with the provisions of this Indenture, has been designated in a resolution adopted by the board of directors of the Company as an Unrestricted Subsidiary, in each case unless and until such Subsidiary shall, in accordance with the provisions of this Indenture, be designated by a resolution of the Company as a Restricted Subsidiary; and (ii) any Subsidiary, a majority of the voting stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries. At the Issuance Date, the Company will not have any Subsidiaries designated as Unrestricted Subsidiaries.

            "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable Obligations of, or non-callable Obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

            "VOTING STOCK," with respect to any Person, means securities of all classes of Capital Stock of such Person entitling the holders thereof to vote in the election of members of the board of directors of such Person.

            "WHOLLY OWNED SUBSIDIARY," means a Restricted Subsidiary, all of the capital stock (whether or not voting, but exclusive of directors' qualifying shares) of which is owned by the Company or a Wholly Owned Subsidiary.

      Section 1.02. OTHER DEFINITIONS.

                                                                  Defined in
Term                                                              Section(s)
----                                                              ----------
"AGENT MEMBERS"....................................................  2.01
"BASE GUARANTY LIABILITY".......................................... 11.01
"CERTIFICATED SECURITY"............................................  2.01
"CHANGE OF CONTROL NOTICE".........................................  4.08
"CHANGE OF CONTROL PRICE"..........................................  4.08
"CHANGE OF CONTROL REPURCHASE DATE"................................  4.08
"CHANGE OF CONTROL REPURCHASE RIGHT"...............................  4.08
"CLEARSTREAM"......................................................  2.01
"COMPANY".......................................................... Preamble
"DISCHARGED".......................................................  8.01
"DTC"..............................................................  2.01
"EUROCLEAR"........................................................  2.01
"EVENT OF DEFAULT".................................................  6.01
"GLOBAL LEGEND"....................................................  2.01
"GLOBAL SECURITIES"................................................  2.01
"GLOBAL SECURITY HOLDER"...........................................  2.01
"INSTITUTIONAL ACCREDITED INVESTOR"................................  2.01
"LIEN" or "LIENS"..................................................  4.13
"LEGAL HOLIDAY".................................................... 12.07
"MINIMUM NET WORTH"................................................  4.09
"NET PROCEEDS OFFER"...............................................  4.15
"NET PROCEEDS OFFER NOTICE"........................................  4.15
"NET PROCEEDS REPURCHASE DATE".....................................  4.15
"NET WORTH"........................................................  4.09
"NET WORTH OFFER"..................................................  4.09
"NET WORTH OFFER AMOUNT"...........................................  4.09
"NET WORTH NOTICE".................................................  4.09
"NET WORTH PRICE"..................................................  4.09

                                                                  Defined in
Term                                                              Section(s)
----                                                              ----------
"NET WORTH REPURCHASE DATE"........................................  4.09
"NET WORTH REPURCHASE RIGHT".......................................  4.09
"NON-PAYMENT DEFAULT"..............................................  9.03, 11.04
"NOTES OFFER PRICE"................................................  4.15
"NOTICE OF DEFAULT"................................................  6.01
"OFFER PRICE"......................................................  4.15
"OFFSHORE SECURITIES EXCHANGE DATE"................................  2.01
"PAYING AGENT".....................................................  2.03
"Payment Blockage Notice"..........................................  9.03, 11.04
"PAYMENT BLOCKAGE PERIOD"..........................................  9.03, 11.04
"PAYMENT DEFAULT"..................................................  9.03, 11.04
"PURCHASE AMOUNT"..................................................  4.15
"QUALIFIED INSTITUTIONAL BUYER"....................................  2.01
"REGISTRAR"........................................................  2.03
"REGULATION S GLOBAL SECURITIES"...................................  2.01
"REGULATION S PERMANENT GLOBAL SECURITY"...........................  2.01
"REGULATION S TEMPORARY GLOBAL SECURITY"...........................  2.01
"REPURCHASE DATE"..................................................  4.08
"REPURCHASE PRICE".................................................  4.08
"RESTRICTED GLOBAL SECURITY".......................................  2.01
"RESTRICTED PAYMENTS"..............................................  4.11
"SECURITIES ACT LEGEND"............................................  2.01
"SUCCESSOR"........................................................  5.01
"TRIGGER DATE".....................................................  4.09

      Section 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "INDENTURE SECURITIES" means the Securities.

            "INDENTURE SECURITY HOLDER" means a Holder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR" on the Indenture Securities means the Company. All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them by such definitions.

      Section 1.04. RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "OR" is not exclusive;

            (4) words in the singular include the plural and in the plural include the singular;

            (5) "INCLUDING" means including, without limitation;

            (6) provisions apply to successive events and transactions; and

            (7) "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

      Section 2.01. FORM AND DATING.

            (a) FORM GENERALLY.

            (i) Securities offered and sold in reliance on Rule 144A promulgated under the Securities Act shall be issued initially in the form of one or more permanent global Securities (each a "RESTRICTED GLOBAL SECURITY"), registered in the name of the Depositary or its nominee, substantially in the form of EXHIBIT A, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trus-tee as herein provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            (ii) Securities offered and sold in offshore transactions in reliance on Regulation S promulgated under the Securities Act shall be issued initially in the form of one or more temporary global Securities, registered in the name of the Global Security Holder for the account of the Depositary or its nominee, substantially in the form of EXHIBIT A (the "REGULATION S TEMPORARY GLOBAL SECURITIES"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein. Thereafter, following receipt by the trust administrator responsible for administering this Indenture of an Officer's Certificate of the Company to such effect, at any time on or after the date which is 40 days after the Issuance Date (the "OFFSHORE SECURITIES EXCHANGE DATE"), the Trustee shall exchange the outstanding principal amount of Securities represented by the Regulation S Temporary Global Securities for one or more permanent global Securities registered in the name of the Depositary or its nominee, substantially in the form hereinabove recited without the Securities Act Legend (as defined below) (the "REGULATION S PERMANENT GLOBAL SECURITIES" and together with the Regulation S Temporary Global Securities, the "REGULATION S GLOBAL SECURITIES") duly executed by the Company and authenticated by the Trustee as provided herein. In connection with such exchange, the Trustee shall hold the Regulation S Permanent Global Securities as custodian for the Depositary or its nominee, reflect on its books and records the date of such exchange and cancel the Regulation S Temporary Global Securities. Restricted Global Securities and Regulation S Global Securities are sometimes referred to herein as the "GLOBAL SECURITIES." The aggregate principal amount of Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            (iii) Following the original issuance of Securities, Securities offered and sold to an institutional "accredited investor" (within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D promulgated under the Securities Act and which is not a Qualified Institutional Buyer (as defined below), an "INSTITUTIONAL ACCREDITED INVESTOR") shall be issued in the form of one or more physical certificated Securities (each a "CERTIFICATED SECURITY") registered in the name of the purchaser thereof. Certificated Securities may only be issued in the circumstances described in subparagraph (c)(ii) and paragraph (d) below.

            (b) RESTRICTIVE LEGENDS.

            (i) Each Restricted Global Security, each Regulation S Global Security and each Certificated Security shall bear the following legend (the "SECURITIES ACT LEGEND") on the face thereof until the provisions of paragraph (d)(ii) or (d)(iii) relating to the removal of such legend are complied with:

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
     SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY AND THE GUARANTORS THAT (X) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING AT LEAST $100,000 OF SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTI-

     TUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION
     OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

            (ii) Each Global Security shall bear the following legends (the "GLOBAL LEGEND") on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
     YORK), A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
     INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SE-

     CURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

            The Securities may have such other notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

            (c) BOOK ENTRY PROVISIONS FOR GLOBAL SECURITIES.

            (i) Each Restricted Global Security initially shall (i) be registered in the name of a nominee of the Depositary and (ii) bear legends as set forth in paragraph (b) above. Each Regulation S Temporary Global Security initially shall (i) be registered in the name of a nominee of the Depositary for the accounts of Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("EUROCLEAR") and Clearstream Banking, societe anonyme ("CLEARSTREAM"), (ii) be delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear legends as set forth in paragraph (b) above. Each Regulation S Permanent Global Security initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear the legend as set forth in subparagraph (b)(ii) above. Prior to the Offshore Securities Exchange Date, interests in the Regulation S Temporary Global Security may only be held through Euroclear and Clearstream. Following the Offshore Securities Exchange Date, interests in the Regulation S Permanent Global Security may be held by any member of, or participants in, the Depositary ("AGENT MEMBERS").

            Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of any of them as the absolute owner of such Global Security for all purposes whatsoever including, without limitation, the giving of notices and action upon instructions. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

            (ii) Except as provided in paragraph (c)(iv), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in any Restricted Global Security or Regulation S Global Security, respectively, if (i) the Company notifies the Trustee that DTC is unwilling or unable to continue as Depositary for such Restricted Global Security or Regulation S Global Security, as the case may be, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, shall so request or (iii) an Event of Default has occurred and is continuing and the Registrar shall have received a request from the Depositary to issue such Certificated Securities.

            (iii) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security previously held and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

            (iv) In connection with the transfer of an entire Restricted Global Security or Regulation S Global Security to beneficial owners pursuant to the second sentence of subparagraph (ii) of this paragraph, the Restricted Global Security or Regulation S Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest, as notified by the Depositary, in such Restricted Global Security or Regulation S Global Security, as the case may be, an equal aggregate principal amount of Certificated Securities of authorized denominations.

            (v) Any Certificated Security delivered in exchange for an interest in a Restricted Global Security pursuant to subparagraph (ii) or (iv) of this paragraph (c) shall, except as otherwise provided by paragraph (d)(iii), bear the Securities Act Legend.

            (d) SPECIAL TRANSFER PROVISIONS. Unless and until the Securities Act Legend is removed from a Certificated Security or Global Security pursuant to subparagraph (iii) below (including as a result of an exchange completed on the Offshore Securities Exchange Date pursuant to paragraph (a)(ii) above), the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Securities:

            (i) The following provisions shall apply with respect to the registration of any proposed transfer of a Security (or interest in a Global Security) to any Institutional Accredited Investor which is not a Qualified Institutional Buyer (within the meaning of Rule 144A under the Securities Act, a "QUALIFIED INSTITUTIONAL BUYER") or to a Non-U.S. Person (as defined in Regulation S):

                  (A) The Registrar shall register the transfer of any
            Certificated Security containing the Securities Act Legend or any interest in a Restricted Global Security if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee (excluding Non-U.S. Persons) has delivered to the Registrar a certificate substantially in the form of EXHIBIT C-1 hereto or if the transferee is a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT C-2 hereto.

                  (B) If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global Security and the proposed transferee is an Institutional Accredited Investor which is not a Qualified Institutional Buyer, upon receipt by the Depositary and Registrar of (x) the documents required by subparagraph (d)(i)(A) above (if such transfer is pursuant to clause (y) of subparagraph
            (d)(i)(A) above) and (y) instructions given in accordance with the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Security in an amount equal to the principal amount of the beneficial interest in such Restricted Global Security to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and amount.

            (ii) The following provisions shall apply with respect to the registration of any proposed transfer of a Security (or interest in a Global Security) to a Qualified Institutional Buyer:

                  (A) The Registrar shall register the transfer of any
            Certificated Security containing the Securities Act Legend if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a Qualified Institutional Buyer within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (B) If the Security to be transferred is a Certificated
            Security containing the Securities Act Legend and the proposed transferee is an Agent Member holding such interest on behalf of a Qualified Institutional Buyer, upon receipt by the Registrar of (x) the documents referred to in subparagraph (d)(i)(A) above (if such transfer is pursuant to clause (y) of subparagraph (d)(i)(A) above) and (y) instructions given in accordance with the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Restricted Global Security in an amount equal to the principal amount of the Certificated Security to be transferred and the Trustee shall cancel the Certificated Security so transferred.

            (iii) Upon the registration of transfer, exchange or replacement of Securities bearing the Securities Act Legend, the Registrar shall deliver only Securities that bear the Securities Act Legend unless (x) the requested transfer, exchange or replacement (A) is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer, exchange or replacement or (B) is made under the circumstances contemplated by paragraph (a)(ii) of this Section 2.01 or
      (y) is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Securities not bearing the Securities Act Legend, the Registrar shall deliver Securities that do not bear the Securities Act Legend.

            (iv) By its acceptance of any Security bearing the Securities Act Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth herein and in the Securities Act Legend and agrees that it will transfer such Security only as provided herein. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth herein. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this paragraph (d) in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      Section 2.02. EXECUTION AND AUTHENTICATION.

            Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

            A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Company (i) on the Issuance Date, will deliver Securities for original issue in the aggregate amount not to exceed $150,000,000 executed by the Company to the Trustee for authentication; and (ii) at any time and from time to time after the Issuance Date, may deliver Additional Securities executed by the Company to the Trustee for authentication; and the Trustee shall, upon a written order or orders of the Company signed by an Officer of the Company, authenticate and make available for delivery such Securities or Additional Securities. For the purposes of this Indenture, except for Section 4.10, references to the Securities include Additional Securities, if any. The order shall specify the amount of Securities to be authenticated and the date on which such Securities are to be authenticated. The maximum aggregate principal amount of Securities outstanding at any time will be unlimited.

            Upon receipt of an Issuer Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement or any registration rights agreement relating to any Additional Notes is effective or that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Securities in unlimited maximum aggregate principal amount for issuance in exchange for the Securities tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Issuer Request referred to in the preceding sentence.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the

Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or a Related Person.

            The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

      Section 2.03. REGISTRAR AND PAYING AGENT.

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Securities may be presented for payment ("PAYING AGENT"); PROVIDED that payment of interest may, at the option of the Company, be made by check mailed to a Holder at his registered address. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Trustee, in its capacity as the paying agent, may appoint co-paying agents, which must be acceptable to the Company. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent.

            The Company appoints the Trustee as Paying Agent and Registrar.

      Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

            Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by such Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay to the Trustee all money held by it upon demand. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, such Paying Agent shall have no further liability for the money. If the Company, a Subsidiary or a Related Person or any of them acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

      Section 2.05. SECURITYHOLDER LISTS.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may require, of the names, addresses and tax identification numbers of Holders.

      Section 2.06. TRANSFER AND EXCHANGE.

            Where Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if the requirements of Section 8-401(a) of the New York Uniform Commercial Code as then in effect are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's written (if the Registrar is not the Trustee) request. The Company or the Trustee, as the case may be, shall not be required
(a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice, of redemption of the Securities selected for redemption under
Section 3.02 and ending at the close of business on the day of such mailing, or
(b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

            No Holder shall Incur a service charge for any registration of transfer or exchange of Securities, but the Company or the Trustee, as appropriate, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.10, 3.06 or 10.05 not involving any transfer.

      Section 2.07. REPLACEMENT SECURITIES.

            If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. If required by the Trustee or the Company, an indemnity bond must be sufficient, in the judgment of both, to protect the Company, the Trustee, or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security.

            In case any such mutilated, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

            Every replacement Security is an additional Obligation of the Company.

      Section 2.08. OUTSTANDING SECURITIES.

            Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Subsidiaries or Related Persons holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a BONA FIDE purchaser.

            If the Paying Agent (other than the Company) holds on a redemption date, repurchase date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

      Section 2.09. SECURITIES HELD BY THE COMPANY OR A RELATED PERSON.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or a Subsidiary or a Related Person shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

      Section 2.10. TEMPORARY SECURITIES.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

      Section 2.11. CANCELLATION.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and may destroy canceled Securities and deliver a certificate of any such destruction to the Company.

The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

      Section 2.12. DEFAULTED INTEREST.

            If and to the extent the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest at the rate then borne by the Securities on the defaulted interest. It shall pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company or Trustee (at the direction of the Company) shall fix such record date and payment date. At least 15 days before the record date, the Company or Trustee (at the direction of the Company PROVIDED that the Trustee shall have received the same at least ten but not more than 30 days prior thereto or such shorter period prior thereto as is acceptable to the Trustee) shall mail to Holders a notice that states the record date, payment date and amount of interest to be paid.

      Section 2.13. PERSONS DEEMED OWNERS.

            Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may conclusively presume and shall treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2.08 and Section 2.12) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of or actions taken in respect of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests (including but not limited to CUSIP numbers, if any).

      Section 2.14. COMPUTATION OF INTEREST.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

      Section 2.15. CUSIP NUMBERS

            The Company, in issuing the Securities, may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP numbers for purposes of the identification of the Securities in notices as a convenience to Holders; PROVIDED that any such notice may state that no representation is made by the Trustee as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in CUSIP numbers.

                                    ARTICLE 3

                                   REDEMPTION

      Section 3.01. NOTICES TO TRUSTEE.

            If the Company wants to redeem all or a portion of the Securities pursuant to paragraph 6 of the Securities, it shall provide written notice to the Trustee at least 60 but not more than 90 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed.

      Section 3.02. SELECTION OF SECURITIES TO BE REDEEMED.

            If less than all the Securities are to be redeemed, the Trustee shall select the particular Securities (or portions thereof) to be redeemed on either a PRO RATA basis or by lot or such other method as the Trustee shall determine, in its sole discretion, to be fair and appropriate, such determination to be final and conclusive for all purposes hereunder, but in any event, in such manner as complies with applicable legal and stock exchange requirements; PROVIDED, HOWEVER, that, if a partial redemption is made pursuant to the provisions described in paragraph 6 of the Securities, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

      Section 3.03. NOTICE OF REDEMPTION.

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

            The notice shall identify the Securities and the principal amount thereof to be redeemed (including the applicable CUSIP number, if any) and shall state:

            (1) the redemption date;

            (2) the redemption price (including the amount of accrued interest to be paid on the Securities called for redemption);

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

            (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

            At the Company's written direction (which shall be delivered to the Trustee at least 45 days (or such shorter period as the Trustee may agree) prior to the redemption date), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event the Company will provide the Trustee with the information required by clauses (1) through (5) in its written notice to the Trustee.

      Section 3.04. EFFECT OF NOTICE OF REDEMPTION.

            Once a notice of redemption is mailed, Securities or portions thereof called for redemption become due and payable on the redemption date at the redemption price and, on and after such date (unless the Company shall default in the payment of the redemption price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest and Additional Interest, if any, to the redemption date.

      Section 3.05. DEPOSIT OF REDEMPTION PRICE.

            On or before 5:00 P.M. Los Angeles time on the Business Day prior to the redemption date, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on the redemption date.

      Section 3.06. SECURITIES REDEEMED IN PART.

            Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    COVENANTS

      Section 4.01. PAYMENT OF SECURITIES.

            The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Securities on the dates and in the manner expressly provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at the rate borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate to the extent not prohibited by applicable statute or case law.

      Section 4.02. MAINTENANCE OF OFFICE OR AGENCY.

            The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, an agency of the Company in accordance with Section 2.03.

      Section 4.03. REPORTS TO HOLDERS.

            So long as the Company is subject to the periodic reporting requirements of the Exchange Act, the Company shall deliver to the Trustee and the Trustee will mail to each Holder within 15 days after the Company files with the SEC copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with respect to the Company and the Guarantors, if any, which the Company and the Guarantors may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

            Notwithstanding that neither the Company nor any of the Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will continue to furnish information to the SEC and the Trustee as if it were subject to such periodic reporting requirements, even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the Holders. If filing of documents by the Company with the SEC as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective holder of Securities.

      Section 4.04. COMPLIANCE CERTIFICATE.

            The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate stating whether or not the signatories know of any Default by the Company in performing any of its obligations under this Indenture and the Securities. If the Company has knowledge of any such Default, the certificate shall describe the Default and its status.

      Section 4.05. STAY, EXTENSION AND USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 4.06. CORPORATE EXISTENCE.

            Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises to the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary if, in the judgment of the board of directors of the Company, (i) such preservation or existence is not material to the conduct of business of the Company and its Restricted Subsidiaries taken as a whole, and (ii) the loss of such right, license or franchise or the dissolution of such Restricted Subsidiary does not have a material adverse impact on the Holders.

      Section 4.07. NOTICE OF DEFAULT.

            In the event that any Default under Section 6.01 hereof shall occur the Company will give prompt written notice of such Default to the Trustee.

      Section 4.08. CHANGE OF CONTROL.

            (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of this Section 4.08.

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (the "REPURCHASE PRICE") (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (ii) the circumstances and relevant facts and relevant financial information (as determined by the board of directors of the Company in good faith and in compliance with applicable law) regarding such Change of Control;

            (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "REPURCHASE DATE");

            (iv) that any Security not tendered or accepted for payment will continue to accrue interest;

            (v) that any Security accepted for payment shall cease to accrue interest after the Repurchase Date;

            (vi) that Holders electing to have a Security purchased will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice at least five days before the Repurchase Date;

            (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

            (viii) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

            (ix) such other information as is required under Section 14 of the Exchange Act.

            (c) On the Repurchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Repurchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount of any unpurchased portion of the Security surrendered. The Company will publicly announce the results on or as soon as practical after the

Repurchase Date. For purposes of this Section 4.08(c), the Trustee shall act as the Paying Agent.

            (d) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of such compliance.

            (e) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

      Section 4.09. MAINTENANCE OF CONSOLIDATED NET WORTH.

            (a) In the event that the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters (the last day of such second fiscal quarter being referred to as the "TRIGGER DATE") is less than $150.0 million (the "MINIMUM NET WORTH"), then the Company shall make an offer to all Holders (a "NET WORTH OFFER") to acquire on a PRO RATA basis on the date (the "NET WORTH REPURCHASE DATE") that is 45 days following the date of the Net Worth Notice (as defined below), Securities in an aggregate principal amount equal to 10% of the initial aggregate amount of the Securities issued under this Indenture (or if less than 10% of the initial aggregate principal amount of the Securities issued is then outstanding, all the Securities outstanding at the time) (the "NET WORTH OFFER AMOUNT") at a purchase price of 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Net Worth Repurchase Date (the "NET WORTH PRICE"). The Company may credit against a Net Worth Offer Amount the principal amount of Securities acquired by the Company prior to the relevant Trigger Date through purchase, optional redemption or exchange. No credit shall be made for any mandatory repurchase, including, without limitation, repurchases pursuant to a Net Worth Offer, a Change of Control or a Net Proceeds Offer (as defined in Section 4.15). The Company, however, may not receive credit for a specific repurchased Security in more than one Net Worth Offer. In no event shall the Company's failure to maintain a Consolidated Net Worth in excess of the Minimum Net Worth at the end of any fiscal quarter be counted toward the requirement to make more than one Net Worth Offer. The Company shall notify the Trustee promptly after the occurrence of any of the events specified in this Section

4.09 and shall notify the Trustee in writing if its Consolidated Net Worth is equal to or less than the Minimum Net Worth for any fiscal quarter.

            (b) Within 45 days after the Trigger Date (or 90 days if such Trigger Date is the last day of the Company's fiscal year), the Company, or, at the request of the Company, the Trustee, shall give notice of the Net Worth Offer to each Holder (the "NET WORTH NOTICE").

            (c) To accept a Net Worth Offer a Holder shall deliver to the Company (if it is acting as its own trustee) or to a trustee designated by the Company for such purpose in the Net Worth Notice, on or before the 30th day after the date of the Net Worth Notice, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's acceptance of such offer, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased and a statement that an acceptance of the Net Worth Offer is being made thereby and (ii) the Securities with respect to which the Net Worth Offer is being accepted, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own paying agent) or such Paying Agent (designated by the Company for such purpose) a nontransferable receipt of deposit evidencing such deposit. Such written notice may be withdrawn upon further written notice delivered to such trustee on or prior to the third day preceding the Net Worth Repurchase Date.

            If the Net Worth Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered Holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repurchased will be paid on such interest payment date to the registered Holder of such Security on the immediately preceding record date.

            (d) In the event a Net Worth Offer is accepted in accordance with the terms hereof, the Company shall pay or cause to be paid the applicable Net Worth Price with respect to the Securities as to which the Net Worth Offer shall have been accepted (on a PRO RATA basis up to the Net Worth Offer Amount, plus accrued interest) to the Holder on the Net Worth Repurchase Date.

            (e) On the Net Worth Repurchase Date, the Company shall deliver to the Trustee the amount of Securities to be credited against the Net Worth Offer Amount and shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) an amount of money sufficient to pay the Net Worth Price payable in respect of all of the Securities which are to be repurchased on that date, but in no event shall the Company be obligated to deposit an amount in excess of the Net Worth Offer Amount, plus accrued interest.

            (f) Both the notice of the Company and the notice of the Holder having been given as specified in this Section 4.09, the Securities to be repurchased shall, on the Net Worth Repurchase Date, become due and payable at the Net Worth Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Net Worth Price) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal and interest (to the extent lawful) shall, until paid, bear interest from the Net Worth Repurchase Date at the rate borne by such Security.

            (g) Any Security which is to be submitted for repurchase only in part shall be delivered (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

            (h) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule l4e-1 and any other tender offer rules under the Exchange Act which then may be applicable. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the covenant described hereunder by virtue thereof.

      Section 4.10. LIMITATION ON ADDITIONAL INDEBTEDNESS.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness unless, after giving effect thereto, either (i) the ratio of Indebtedness of the Company and its Restricted Subsidiaries to Consolidated Tangible Net Worth of the Company and its Restricted Subsidiaries is less than 3.0 to 1; or (ii) the Consolidated Coverage Ratio exceeds 2.0 to 1.

            (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may Incur:

            (i) Indebtedness under one or more Bank Credit Facilities in an amount not to exceed $400.0 million at any time outstanding;

            (ii) Indebtedness existing as of the Issuance Date other than Indebtedness under a Bank Credit Facility;

            (iii) Indebtedness represented by Securities issued on the Issuance Date and the related Guarantees;

            (iv) Obligations Incurred under letters of credit, escrow agreements, bid, performance or surety bonds, completion guarantees or similar obligations in the ordinary course of business;

            (v) Indebtedness Incurred solely for the purpose of Refinancing or repaying any existing Indebtedness (other than Indebtedness Incurred pursuant to clause (i), (iv), (vi), (vii), (viii) or (ix) of this Section 4.10(b)) so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the existing Indebtedness Refinanced or repaid (plus the premiums or other payments required to be paid in connection with such Refinancing or repayment and the expenses Incurred in connection therewith); (B) the maturity of such new Indebtedness is not earlier than that of the existing Indebtedness to be Refinanced or repaid,
      (C) such new Indebtedness, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness to be Refinanced or repaid, (D) the new Indebtedness is subordinate to the Securities to the same extent as the Indebtedness being Refinanced or repaid, and (E) the Indebtedness Refinanced or repaid and the new Indebtedness are Obligations of the same entity;

            (vi) Indebtedness in respect of Hedging Obligations relating to payment obligations on Indebtedness otherwise permitted to be Incurred by this covenant;

            (vii) Capitalized Lease Obligations or purchase money obligations, in each case Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate amount not to exceed $10.0 million at any time outstanding;

            (viii) Indebtedness of the Company owed to a Guarantor and Indebtedness of any Restricted Subsidiary owed to the Company or a Guarantor; PROVIDED that upon any Guarantor ceasing to be a Guarantor or such Indebtedness being owed to any Person other than the Company or a Guarantor, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have Incurred Indebtedness not permitted by this clause (8); and

            (ix) Other Indebtedness Incurred (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $25.0 million.

            For the purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (ix) above or is permitted to be Incurred pursuant to the first paragraph of this Section 4.10, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this Section 4.10.

      Section 4.11. LIMITATION ON RESTRICTED PAYMENTS.

            (a) The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly,

            (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of the Company other than through the issuance solely of the Company's own Capital Stock (other than Disqualified Stock) or rights thereto;

            (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value prior to scheduled principal payments or at maturity, Indebtedness of the Company or any Restricted Subsidiary which is expressly subordinated in right of payment to the Securities unless the Company or the Restricted Subsidiary, as the case may be, uses the proceeds of a substantially contemporaneous Incurrence of new Indebtedness permitted by clause (v) of Section 4.10(b) to make such principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, such prior Indebtedness or unless the Company or any of its Restricted Subsidiaries is purchasing, repurchasing or otherwise acquiring or retiring such subordinated Indebtedness in anticipation of satisfying a related sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

            (iii) make any Restricted Investment (such payments or any other actions described in clauses (i), (ii) and (iii) being referred to herein collectively as "RESTRICTED PAYMENTS") unless:

                  (A) at the time of, and after giving effect to, the proposed
            Restricted Payment, no Default or Event of Default shall have occurred and be continuing,

                  (B) the Company is able to Incur an additional $1.00 in
            Indebtedness pursuant to Section 4.10(a), and

                  (C) at the time of, and after giving effect thereto, the sum of the aggregate amount expended (or with respect to guarantees or similar arrangements the amount then guaranteed) for all such Restricted Payments (the amount expended for such purposes, if other than in cash, to be determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such board of directors filed with the Trustee) subsequent to March 31, 2001 shall not exceed the sum of (1) 50% of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis subsequent to March 31, 2001; (2) the aggregate net cash proceeds and the fair market value (to be determined by the board of directors of the Company in good faith) of any assets to be used in the business of the Company and its Restricted Subsidiaries (other than securities) received by the Company from the issuance or sale, after the Issuance Date, of Capital Stock (other than Disqualified Stock) of the Company, including Capital Stock (other than Disqualified Stock) of the Company issued subsequent to the Issuance Date upon the conversion of Indebtedness of the Company issued subsequent to the Issuance Date and initially issued for cash, (3) to the extent not included in clause (1) above, an amount equal to the sum of (without duplication) (aa) 100% of dividends or distributions (the fair market value of which, if other than cash, to be determined by the board of directors of the Company in good faith) including the repayment of any loans or advances, paid to the Company (or any Restricted Subsidiary) by an Unrestricted Subsidiary, (bb) 100% of the returns on any Restricted Investment other than an Investment in an Unrestricted Subsidiary and (cc) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED that the foregoing sum shall not include (x) in the case of an Unrestricted Subsidiary, any amounts in excess of the amount of Restricted Investments previously made (and either made prior to the Issuance Date or treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary or (y) in the case of any Restricted Investment (other than an Investment in an Unrestricted Subsidiary), any amounts in excess of the amount of such Restricted Investment (and either made prior to the Issuance Date or treated as a Restricted Payment), net of the costs associated with the acquisition and disposition of such Restricted Investment and taxes related thereto; and (4) $35.0 million.

            (b) The foregoing shall not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the making of such payment would have complied with the provisions of this Section 4.11; PROVIDED that such dividend shall be included in future calculations of Restricted Payments made under clause (C) of the immediately preceding paragraph; (ii) the retirement of any shares of the Company's Capital Stock by exchange for, or out of proceeds of the substantially concurrent sale of, other shares of its Capital Stock (other than Disqualified Stock); PROVIDED that the aggregate net proceeds from such sale shall be excluded from the calculation of the amounts under clause (C)(2) of the immediately preceding paragraph; (iii) the redemption, repayment, repurchase, defeasance or other retirement of Indebtedness with proceeds received from the substantially concurrent sale of shares of the Company's Capital Stock (other than Disqualified Stock); PROVIDED that the aggregate net proceeds from such sale used for such purpose shall be excluded from the calculation of the amounts under clause (C)(2) of the immediately preceding paragraph; (iv) the redemption of the Convertible Notes in accordance with the terms thereof; (v) so long as no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Capital Stock of the Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; PROVIDED that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year (with unused amounts in any calendar year being carried over the succeeding calendar years subject to a maximum of $4.0 million in any calendar year); PROVIDED, FURTHER, that the aggregate amount of consideration paid in respect of such redemption shall be included in future calculations of Restricted Payments made under clause (C) of the immediately preceding paragraph; or (vi) repurchases of Capital Stock deemed to occur upon the exercise of stock options if the Capital Stock represents a portion of the exercise price thereof.

      Section 4.12. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING RESTRICTED
                    SUBSIDIARIES.

            The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or con-sensual restriction on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (ii) to make any loans or advances to the Company or (iii) to transfer any of its property or assets to the Company, except: (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issuance Date; (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this Section 4.12 (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (C)) or contained in any amendment to an agreement referred to in clause
(A) or (B) of this Section 4.12 or this clause (C); PROVIDED that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such Refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (D) any such encumbrance or restriction consisting of customary contractual non-assignment provisions to the extent such provisions restrict the transfer of rights, duties or Obligations under such contract; (E) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary or Capitalized Lease Obligations of such Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements, mortgages or Capitalized Lease Obligations;
(F) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (G) any restriction imposed by applicable law.

      Section 4.13. LIMITATION ON LIENS.

            The Company will not, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien or other encumbrance of any nature (herein collectively referred to as a "LIEN" or "LIENS") upon any property of the Company or any Restricted Subsidiary, or on any shares of Capital Stock of any Restricted Subsidiary, without in any such case effectively providing that the Securities (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary ranking PARI PASSU with the Securities)

            (a) in the case of any lien securing Indebtedness ranking PARI PASSU with the Securities or a related Guarantee, the Securities or such Guarantees shall be secured equally and ratably with such Indebtedness or

            (b) in the case of any lien securing Indebtedness that is subordinated in right of payment to the Securities or a related Guarantee, the Securities or such Guarantee shall be secured by a lien that is prior to the lien securing such subordinated Indebtedness, except that the foregoing restrictions shall not apply to:

            (1) liens existing on the Issuance Date;

            (2) pledges, guarantees and deposits under workers' compensation laws, unemployment insurance laws or similar legislation, bids, tenders, leases, contracts, public or statutory obligations, appeal or surety bonds or other obligations of a like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business, and liens created by special assessment districts used to finance infrastructure improvements;

            (3) liens existing on property or assets of any entity on the date on which it becomes a Restricted Subsidiary, which secured Indebtedness is not Incurred in contemplation of such entity becoming a Restricted Subsidiary, PROVIDED that such liens are not extended to other property or assets of such Restricted Subsidiary, any other Restricted Subsidiary or the Company;

            (4) liens on or leases of model home units;

            (5) liens replacing any of the items set forth in clauses (i) and
      (iii) above, PROVIDED that (A) the principal amount of the Indebtedness secured by such liens shall not be increased (except premiums or other payments required to be paid in connection with a concurrent Refinancing or repayment of such Indebtedness and the expenses Incurred in connection therewith), (B) the principal amount of the Indebtedness secured by such liens, determined as of the date of Incurrence, has an Average Life at least equal to the remaining Average Life of the Indebtedness being Refinanced or repaid, (C) the maturity of the Indebtedness secured by such liens is not earlier than that of the Indebtedness to be Refinanced or repaid, (D) the liens have at least same ranking and priority as the liens being replaced, and (E) the liens shall be limited to the property or part thereof which secured the lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property;

            (6) liens or priorities incurred in the ordinary course of business, such as, without limitation, laborers', employees', carriers', mechanics', vendors' and landlords' liens or priorities;

            (7) (a) liens for taxes, assessments or governmental charges or claims either (1) not delinquent, (2) contested in good faith by appropriate proceedings and as to which the Company or the applicable Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP or (3) solely encumbering abandoned property or property in the process of being abandoned, and (b) easements, dedications, covenants, conditions and restrictions, minor irregulations in title, rights of way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of the Company or any of the Restricted Subsidiaries;

            (8) liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceeding for review and with respect to which it has secured a stay of execution pending such appeal or proceeding for review;

            (9) any customary right of first refusal, right of first offer, option, contract, or other agreement to sell an asset of the Company or any Restricted Subsidiary;

            (10) liens for homeowner and property owner association developments and assessments;

            (11) liens incurred in the ordinary course of business as security for the obligations of the Company and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

            (12) liens securing Senior Indebtedness, Guarantor Senior Indebtedness or Non-Recourse Indebtedness; and

            (13) liens securing the Securities and related Guarantees.

      Section 4.14. LIMITATION ON TRANSACTIONS WITH RELATED PERSONS.

            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions with Related Persons of the Company unless: (i) such transactions are between or among the Company and its Restricted Subsidiaries; or (ii) such transactions are in the ordinary course of business and consistent with past practice; or (iii) the terms of such transactions are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or the Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between Persons who are not Related Persons. In the event of any transaction or series of transactions occurring subsequent to the Issuance Date with a Related Person which involves in excess of $1.0 million and is not permitted under clause (i) of the preceding sentence, a majority of the disinterested members of the board of directors of the Company shall by resolution determine that such transaction or series of transactions meets the criteria set forth in clause (iii) of the preceding sentence. In the event of any transaction or series of transactions occurring subsequent to the Issuance Date with a Related Person which involves in excess of $10.0 million and is not permitted under clause (i) above, the Company will be required to deliver to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view or a written appraisal issued by an Independent Financial Advisor supporting the value of the transaction. Notwithstanding the foregoing, such provisions do not prohibit and will not apply to (1) any Restricted Payment which is permitted by Section 4.11; (2) the payment of compensation and the provision of customary indemnities to directors of the Company and wages and other compensation (including customary benefits) to officers or employees of the Company or any of its Subsidiaries in the ordinary course of business; (3) any agreement as in effect on the Issuance Date and described in the Offering Memorandum under the caption "Certain Relationships and Related Party Transactions" or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Company in any material respect than the original agreement as in effect on the Issuance Date; or (4) the issuance by the Company of its Capital Stock (other than Disqualified Stock).

      Section 4.15. LIMITATION ON ASSET SALES.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Disposition, unless

            (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by the board of directors of the Company) of the assets disposed of, and

            (ii) the consideration for such Asset Disposition consists of at least 75% cash, Cash Equivalents or Permitted Additional Assets; PROVIDED, that (x) the amount of liabilities assumed by the transferee, (y) any notes or other Obligations received by the Company or such Restricted Subsidiary and converted into cash within 90 days following the receipt thereof or (z) with respect to the sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, the amount of liabilities that remain the obligation of such Restricted Subsidiary subsequent to such sale or other disposition, shall be deemed to be "cash or Cash Equivalents."

            (b) Within 390 days from the date that any Asset Disposition is consummated, (i) the Net Proceeds thereof (x) will be reinvested in Additional Assets, or (y) will be applied to the repayment, redemption or repurchase of Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness which ranks PARI PASSU with the Securities or the Guarantees (which, in each case, will be a permanent reduction of such Indebtedness), or (ii) the Company or such Restricted Subsidiary, as the case may be, will make an offer (a "NET PROCEEDS OFFER") to purchase, within 30 days of such Net Proceeds Offer (such date of purchase being the "NET PROCEEDS REPURCHASE DATE"), Securities and, if applicable, to redeem any Indebtedness ranking PARI PASSU with the Securities the provisions of which require the Company or a Restricted Subsidiary to redeem (or make an offer to do so) such Indebtedness with the proceeds of Asset Dispositions (or offer to do so), having an aggregate Offer Price (defined below) equal to the amount of Net Proceeds of such Asset Disposition not applied as provided in the foregoing clause (i) (less any amounts used to pay reasonable fees and expenses connected with such Net Proceeds Offer and, if applicable, other offer to redeem Indebtedness).

            Notwithstanding the foregoing, the Net Proceeds of an Asset Disposition are not required to be applied in accordance with clause (ii) of the preceding paragraph, unless and until the aggregate Net Proceeds of all such Asset Dispositions not applied in accordance with clause (i) above exceed $10.0 million. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

            (c) If the Company or one of its Restricted Subsidiaries is required to make a Net Proceeds Offer pursuant to clause (b) above, the Company or such Restricted Subsidiary, or, at the request of the Company, the Trustee, shall give notice of the Net Proceeds Offer to each Holder (the "NET PROCEEDS OFFER NOTICE"). The Company shall deliver a copy of the Net Proceeds Offer Notice to the Trustee not less than ten Business Days prior to the date on which such notice is required to be delivered to Holders by the Trustee. Any such notice shall contain all instructions and materials necessary to enable such Holders to deliver Securities pursuant to the Net Proceeds Offer including, without limitation, the following:

            (1) the Net Proceeds Repurchase Date;

            (2) the date by which the Net Proceeds Offer must be accepted;

            (3) the applicable amount of Net Proceeds being applied to the repurchase of Securities in the Net Proceeds Offer (the "PURCHASE AMOUNT"); and

            (4) that Securities are to be surrendered for payment.

The purchase price for any Securities subject to a Net Proceeds Offer shall be 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Net Proceeds Repurchase Date (the "NOTES OFFER PRICE"). If, in connection with a Net Proceeds Offer, the Company or a Restricted Subsidiary is required to redeem (or offer to redeem) any other Indebtedness ranking PARI PASSU with the Securities subject to such Net Proceeds Offer,

            (1) the redemption price for such Indebtedness shall be as set forth in the documentation relating to such Indebtedness (which, together with the Notes Offer Price, shall constitute the "OFFER PRICE"), and

            (2) the amount of the Net Proceeds of the subject Asset Disposition shall be allocated as among Securities required to be subject to a Net Proceeds Offer and the redemption (or offer to do so) of such other Indebtedness on a PRO RATA basis relative to the outstanding aggregate principal amount of the Securities and such other Indebtedness.

            To accept a Net Proceeds Offer a Holder shall deliver to the Company (if it is acting as its own trustee) or to a trustee designated by the Company for such purpose in the notice referred to above on or before the Net Proceeds Repurchase Date, or, if such day is a Legal Holiday, the next subsequent day which is not a Legal Holiday, (i) written notice of the Holder's acceptance of the Net Proceeds Offer, which notice shall set forth the name of the Holder, the principal amount of Securities (or portions thereof) to be repurchased and a statement that an election to accept the Net Proceeds Offer is being made thereby, and (ii) the Securities with respect to which the Net Proceeds Offer is being accepted, duly endorsed for transfer to the Company. The Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own trustee) or such other trustee designated by the Company for such purpose a nontransferable receipt of deposit evidencing such deposit. Such written notice may be withdrawn upon further written notice to such trustee on or prior to the third day preceding the Net Proceeds Repurchase Date.

            If the Net Proceeds Repurchase Date is between a regular record date for the payment of interest and the next succeeding interest payment date, any Security to be repurchased must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount to be repurchased (unless such Security shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Security being repurchased will be paid on such next succeeding interest payment date to the registered Holder of such Security on the immediately preceding record date. A Security repurchased on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Security being repur-chased will be paid on such interest payment date to the registered Holder of such Security on the immediately preceding record date.

            In the event a Net Proceeds Offer shall be accepted in accordance with the terms hereof, the Company shall pay or cause to be paid the PRO RATA portion of the Purchase Amount with respect to the Securities as to which the Net Proceeds Offer shall have been accepted to the Holder of such Securities on the Net Proceeds Repurchase Date. If the aggregate Notes Offer Price of Securities validly tendered and not withdrawn by Holders exceeds the pro rata portion of the Net Proceeds allocable to the Securities, Securities to be purchased will be selected on a pro rata basis based on the principal amounts of Securities tendered.

            On or prior to a Net Proceeds Repurchase Date, the Company shall deposit with the Trustee or with a trustee designated by the Company for such purpose (or, if the Company is acting as its own trustee, segregate and hold in trust in accordance with Section 2.04) an amount of money equal to the Purchase Amount.

            Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities to be repurchased shall, on the Net Proceeds Repurchase Date, become due and payable and from and after such date (unless the Company shall default in the payment of the Purchase Amount) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal and interest shall, until paid, bear interest from the Net Proceeds Repurchase Date at the rate borne by such Security.

            Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to this provision (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without any service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Security not submitted for repurchase.

            (d) If any repurchase pursuant to the foregoing provisions constitutes a tender offer as defined under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under the covenant described hereunder by virtue thereof.

            (e) Any amount of Net Proceeds remaining after a Net Proceeds Offer shall be returned by the Trustee to the Company and may be used by the Company for any purpose not inconsistent with this Indenture.

      Section 4.16. LIMITATION ON BUSINESS ACTIVITIES.

            The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

      Section 4.17. LIMITATION ON DESIGNATION OF RESTRICTED AND UNRESTRICTED
                    SUBSIDIARIES.

            The Company will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary (whether by designation of the board of directors of the Company or by a reduction of its ownership interest) unless the Company and its remaining Restricted Subsidiaries would thereafter be permitted to (i) Incur at least $1.00 of Indebtedness pursuant to Section 4.10(a); (ii) make a Restricted Payment of at least $1.00 pursuant to the first paragraph of
Section 4.11(a); and (iii) immediately following such designation, enter into, as of the time of such designation, any continuing transaction or series of related transactions between such Unrestricted Subsidiary and any of the Company and its remaining Restricted Subsidiaries in accordance with Section 4.14.

            The Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless such Subsidiary has outstanding no Indebtedness except such Indebtedness as the Company could permit it to become liable for immediately after becoming a Restricted Subsidiary under the provisions of Section 4.10.

      Section 4.18. ADDITIONAL GUARANTORS.

            The Company shall cause any Subsidiary which is designated as a Restricted Subsidiary, simultaneously with its designation as a Restricted Subsidiary, and, at the Company's discretion, any Unrestricted Subsidiary that may be made a Guarantor, to execute and deliver (i) a supplemental indenture to this Indenture, providing for the guarantee of payment of the Securities by such Subsidiary pursuant to the terms of Article Ten hereof and EXHIBIT B hereto and
(ii) a Guarantee in the form of EXHIBIT B hereto.

      Section 4.19. LIMITATION ON LAYERING INDEBTEDNESS.

            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless such

Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) contractually (i) designated as ranking PARI PASSU with the Securities or the related Guarantee of such Restricted Subsidiary, as the case may be, or (ii) expressly made subordinate to the Securities or the related Guarantee of such Restricted Subsidiary to the same extent and in the same manner as such Indebtedness is contractually subordinated to such other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

                                    ARTICLE 5

                                   SUCCESSORS

      Section 5.01. LIMITATION ON MERGERS AND SALES OF ASSETS BY THE COMPANY AND
                    THE GUARANTORS.

            (a) The Company will not consolidate with, merge into or transfer all or substantially all of its assets to another Person unless (i) such Person (if other than the Company) is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all the Obligations of the Company under this Indenture, the Securities and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) the Consolidated Net Worth of the obligor of the Securities immediately after giving effect to such transaction (exclusive of any adjustments to Consolidated Net Worth relating to transaction costs and accounting adjustments resulting from such transaction) is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and
(iv) the surviving corporation would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.10(a).

            (b) Any Guarantor that is a Wholly Owned Subsidiary may consolidate with or merger with or into the Company or another Guarantor that is a Wholly Owned Subsidiary, without limitation. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another corporation, Person or entity, whether or not a Related Person of such Guarantor unless: (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, the Indenture, the Registration Rights Agreement and the Guarantees and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

            The Company shall deliver to the Trustee prior to the consummation of any proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

      Section 5.02. SUCCESSOR SUBSTITUTED.

            Upon any consolidation, merger, sale, assignment, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and Obligation of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein. When the Successor assumes all Obligations of the Company hereunder, all Obligations of the predecessor shall terminate.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

      Section 6.01. EVENTS OF DEFAULT.

            An "EVENT OF DEFAULT" occurs if:

            (1) the Company fails to pay the principal of any Security when the same becomes due and payable at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise, whether or not prohibited by the provisions of Article 9 of this Indenture;

            (2) the Company fails to pay interest on any Security when the same becomes due and payable and such failure continues for a period of 30 days, whether or not prohibited by the provisions of Article 9 of this Indenture;

            (3) failure by the Company to comply with any of its agreements or covenants described above under Section 5.01(a) or in respect of its obligation to make an offer to purchase Securities issued hereunder following a Change of Control described in Section 4.08;

            (4) failure by the Company to comply with its other agreements in the Securities issued under this Indenture for the benefit of the Holders of the Securities issued hereunder upon the receipt by the Company of notice of such Default by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities issued hereunder and the Company's failure to cure such Default within 45 days after receipt by the Company of such notice;

            (5) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors; or

            (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case,

                  (B) appoints a Custodian of the Company for all or
            substantially all of its property, or

                  (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

            (7) an Event of Default shall have occurred under one or more mortgage, indenture (including this Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $10.0 million or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $10.0 million or more becoming or being declared due and payable before it would otherwise become due and payable (which acceleration is not rescinded, annulled or otherwise cured within 30 days thereof);

            (8) entry of a final judgment for the payment of money against the Company or any Restricted Subsidiary in an amount of $5.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding; or

            (9) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void or unenforceable or found to be invalid or any Guarantor denies its liability under such Guarantee (other than by reason of release of a Guarantor from such Guarantee in accordance with the terms of the Guarantee and this Indenture).

            The Trustee shall not be deemed to have notice of any Default hereunder unless it shall have actual knowledge of such Default or it shall have received written notice thereof making specific reference to such Default as a Default.

      Section 6.02. ACCELERATION.

            If an Event of Default (other than an Event of Default specified in Section 6.01(5) or 6.01(6) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of all the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or 6.01(6) with respect to the Company occurs, all unpaid principal and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

      Section 6.03. OTHER REMEDIES.

            Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

      Section 6.04. WAIVER OF PAST DEFAULTS.

            Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences. When a Default is waived, it is cured and ceases; but no such waiver shall extend to any other Default.

      Section 6.05. CONTROL BY MAJORITY.

            The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities; PROVIDED that such directions shall not be in conflict with any law or this Indenture. Before proceeding to exercise any right or power under this Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be Incurred by it in complying with any such direction.

      Section 6.06. LIMITATION ON SUITS.

            Except as provided in Section 6.07, a Holder may pursue a remedy with respect to this Indenture or the Securities only if:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to institute proceedings in respect of such Event of Default;

            (3) such Holder or Holders offer to the Trustee reasonable indemnity, satisfactory to the Trustee, against any loss, liability or expense to be thereby incurred (including reasonable attorneys' fees);

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period the Holders of a majority in principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

      Section 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest in respect of any such Security on the stated maturity expressed in such Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the consent of the Holder.

      Section 6.08. COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

      Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. All rights of action and claims under this Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding related thereto. Any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Securities in any such proceeding.

      Section 6.10. PRIORITIES.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment by it to Holders pursuant to this Section.

      Section 6.11. UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 25% in principal amount of the Securities.

      Section 6.12. WAIVER OF STAY, EXTENSION OR USURY LAWS.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

      Section 7.01. DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties that are expressly set forth in this Indenture and no others.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the content thereof.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

            (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense (anticipated or actual which have or may arise), including reasonable attorneys' fees.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) The Trustee shall not be required to give any bond or surety with respect to the execution of its rights and powers or with respect to this Indenture.

            (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements as aforesaid.

      Section 7.02. RIGHTS OF TRUSTEE.

            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and/or an Opinion of Counsel in form and substance reasonably acceptable to the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) It shall not be the duty of the Trustee, except as expressly provided herein, to ensure that any duties or Obligations herein imposed upon the Company or any other Person are performed, and, except as expressly provided herein, the Trustee shall not be liable or responsible for the failure of any other Person to perform any act required of it or them by this Indenture.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability whatsoever in the performance of any of its duties hereunder.

      Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or a Related Person thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

      Section 7.04. TRUSTEE'S DISCLAIMER.

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

      Section 7.05. NOTICE OF DEFAULTS.

            If a Default occurs and is continuing and if it is actually known to the Trustee or the Trustee has received written notice thereof, the Trustee shall mail to each Holder a notice of the Default within 90 days after the occurrence thereof. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of Holders.

      Section 7.06. REPORTS BY TRUSTEE TO HOLDERS.

            If required by TIA Section 313(a), within 60 days after each January 1 beginning with January 1, 2002, the Trustee shall mail to each Holder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

            A copy of each report at the time of its mailing to Holders shall be filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

      Section 7.07. COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with administering this Indenture. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee and hold it harmless against any loss or liability (including the reasonable fees and expenses of counsel) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

            To secure the Company's payment Obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      Section 7.08. REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition a federal court or any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligation to compensate the retiring Trustee under
Section 7.07 for services rendered prior to its retirement shall continue for the benefit of the retiring Trustee.

      Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

      Section 7.10. ELIGIBILITY; DISQUALIFICATION.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), PROVIDED that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding and meeting the requirements for exclusion set forth in TIA
Section 310(b)(1).

      Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                            DISCHARGE AND DEFEASANCE

      Section 8.01. DISCHARGE AND DEFEASANCE UPON DEPOSIT OF MONEYS OR U.S.
                    GOVERNMENT OBLIGATIONS.

            This Indenture and the Guarantees shall cease to be of further effect (except that the Company's Obligations under Sections 7.07 and 8.05 hereof shall survive) when all outstanding Securities theretofore authenticated and issued (other than Securities which have been destroyed, lost or stolen and which have been replaced as provided in Section 2.07 hereof) have been delivered to the Trustee for cancellation or when the Company has deposited with the Trustee, after such Securities have become due and payable, money or U.S. Government Obligations sufficient to pay at stated maturity all of such outstanding Securities and all other sums payable under this Indenture with respect to the Securities, and the Company has paid all other sums payable hereunder with respect to the Securities.

            Notwithstanding the first paragraph of this Section 8.01, at the Company's option indicated by notice to the Trustee, either (a) the Company shall be deemed to have been Discharged (as defined below) from its Obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.01 through 4.19 and shall cease to be subject to the provisions of
Section 6.01(3), Section 6.01(4), Section 6.01(7), Section 6.01(8) or Section 6.01(9) with respect to the Securities at any time after the conditions set forth below have been satisfied:

            (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities (i) money in an amount, or (ii) U.S. Government Obligations which, through the payment of interest thereon and Additional Interest, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments of interest or principal are due;

            (2) the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be sub-ject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (3) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

            (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

            (5) the Company shall have delivered to the Trustee an Officers Certificate stating that the conditions set forth in this Section 8.01 have been satisfied or complied with.

            "DISCHARGED" shall mean that the Company shall be deemed to have paid, satisfied and discharged the entire Indebtedness represented by, and Obligations under, the Securities and to have satisfied all the Obligations under this Indenture and the Guarantees relating to the Securities (and the Trustee, upon the request of the Company and at the expense of the Company, shall execute proper instruments acknowledging the same).

      Section 8.02. TERMINATION OF THE OBLIGATIONS PURSUANT TO REDEMPTION.

            The Company and each Guarantor may terminate its Obligations under the Securities, this Indenture and the Guarantees (except that the Company's Obligations under Sections 7.07 and 8.05 hereof shall survive) and the Company and the Guarantors shall be deemed to have been Discharged from its Obligations with respect to the Securities and the Guarantees if:

            (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

            (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities;

            (c) no Default of Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (d) the Company shall have paid all other sums payable by it hereunder; and

            (e) the Company shall have delivered to the Trustee an Officer's Certificate stating that the conditions set forth in this Section 8.02 have been complied with.

      Section 8.03. SURVIVAL OF COMPANY'S OBLIGATIONS.

            Notwithstanding the satisfaction and discharge of this Indenture under Section 8.01 or Section 8.02, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.05, 7.07, 7.08, 8.04, 8.05 and 8.06,
however, shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

      Section 8.04. APPLICATION OF TRUST MONEY.

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

      Section 8.05. REPAYMENT TO COMPANY.

            The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the

Company for payment as general creditors unless applicable abandoned property law designates another person.

            The Company shall indemnify Trustee to the fullest extent permissible by law for the Trustee's failure to comply with any abandoned property or escheat law by acting in accordance with this Section 8.05.

      Section 8.06. REINSTATEMENT.

            If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee.

                                    ARTICLE 9

                                  SUBORDINATION

      Section 9.01. AGREEMENT TO SUBORDINATE.

            The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities and the payment of principal of, and premium, if any, and interest (including Additional Interest) thereof are subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment in full in cash when due of the principal of, and premium if any, and accrued and unpaid interest on and all other amounts owing in respect of all Senior Indebtedness of the Company and that the subordination is for the benefit of the holders of Senior Indebtedness of the Company.

            Money and U.S. Government Obligations held in trust pursuant to
Article 8 are not subject to the subordination provisions of this Article 9.

      Section 9.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

            Upon any payment or distribution to creditors of the Company of the assets of the Company of any kind or character in a total or partial liquidation or dissolution of the
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                                      -71-


Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of the Company), the holders of all Senior Indebtedness of the Company then outstanding will be entitled to payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Indebtedness before the Holders are entitled to receive any payment (other than payments made from a trust previously established pursuant to provisions described under Article 8 hereof) on or with respect to Holders of the Securities and, until all holders of Senior Indebtedness receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Indebtedness, any distribution to which the Holders would be entitled will be made to holders of Senior Indebtedness.

            Section 9.03. COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO NOTES IN
                          CERTAIN CIRCUMSTANCES.

            Upon the occurrence of any default in the payment of any principal of or interest on or other amounts due on any Designated Senior Indebtedness beyond any applicable grace period (as used in this Section 9.03, a "PAYMENT DEFAULT"), no payment or distribution of any kind or character shall be made by the Company (or by any other Person on its behalf) with respect to the Securities unless and until (i) such Payment Default shall have been cured or waived in accordance with the instruments governing such Senior Indebtedness or shall have ceased to exist, (ii) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents in accordance with the instruments governing such Senior Indebtedness or (iii) such payment blockage has been terminated by written notice to the Trustee from the holders of such Designated Senior Indebtedness or their representative whether or not such Payment Default shall have been cured or waived or shall cease to exist, immediately after which the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Securities.

            Upon (1) the occurrence and during the continuance of an event of default (other than a Payment Default) relating to Designated Senior Indebtedness of the Company, as such event of default is defined therein or in the instrument or agreement under which it is outstanding, which event of default, pursuant to the instruments governing such Designated Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Designated Senior Indebtedness or their designated representative to accelerate (either immediately or with the passage of time or the giving of notice or both) the stated maturity of such Designated Senior Indebtedness (whether or not such acceleration has actually occurred) (as used in this
Section 9.03, a "NON-PAYMENT DEFAULT") and (2) the receipt by the Trustee and the Company from the trustee or other representative of holders of such Designated Senior Indebtedness of written notice (as used in this Section 9.03, a "PAYMENT BLOCKAGE NOTICE") of such occurrence and continuance of a Non-Payment Default, no payment or distribution is permitted
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                                      -72-


to be made by the Company (or by any other Person on its behalf) with respect to the Securities for a period (as used in this Section 9.03, a "PAYMENT BLOCKAGE Period") commencing on the date of receipt by the Trustee of such notice and ending on the earliest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Senior Indebtedness): (w) such Non-Payment Default has been cured or waived or has ceased to exist; (x) a 179-consecutive-day period commencing on the date such written notice is received by the Trustee has elapsed; (y) such Payment Blockage Period has been terminated by written notice to the Trustee from the trustee or other representative of holders of such Designated Senior Indebtedness, whether or not such Non-Payment Default has been cured or waived or has ceased to exist; and (z) such Designated Senior Indebtedness has been discharged or paid in full in cash or Cash Equivalents, immediately after which, in the case of clause (w),
(x), (y) or (z), the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Securities. Notwithstanding the foregoing, (a) not more than one Payment Blockage Period may be commenced in any period of 365 consecutive days, and (b) no default or event of default with respect to the Designated Senior Indebtedness of the Company that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice, whether or not within a period of 365 consecutive days unless such default or event of default shall have been cured or waived for a period of at least 90 consecutive days after such date (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of delivery of such Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed shall constitute a new default for this purpose).

            Regardless of anything to the contrary herein, nothing shall prevent
(a) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Article 8 or (b) any payment by the Trustee or the Paying Agent as permitted by Section 9.11 hereof.

      Section 9.04. ACCELERATION OF NOTES.

            If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the Company of the acceleration.

      Section 9.05. WHEN DISTRIBUTION MUST BE PAID OVER.

            In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company, whether in cash, property or securities, shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be segregated from other funds or assets and
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                                      -73-


held in trust for the benefit of the holders of Senior Indebtedness of the Company and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash of all such Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            Notwithstanding the foregoing, Holders may receive and retain payment from the money or the proceeds held in any defeasance trust described under Article 8, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described in this Article 9.

      Section 9.06. NOTICE BY COMPANY.

            The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of principal of or interest on Notes to violate this Article 9, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness of the Company provided in this Article 9.

      Section 9.07. SUBROGATION.

            After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to Senior Indebtedness of the Company to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness of the Company. A distribution made under this Article 9 to holders of Senior Indebtedness of the Company which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

      Section 9.08. RELATIVE RIGHTS.

            This Article 9 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

            (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms;

            (2) affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness of the Company; or

            (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

      Section 9.09. SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

            No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

      Section 9.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

            Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representatives.

      Section 9.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

            The Trustee or Paying Agent may continue to make payments on the Securities until it receives written notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article 9. Only the Company, a Representative or a holder of an issue of Senior Indebtedness of the Company that has no Representative may give the notice.

            The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness of the Company (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness of the Company or a Representative on behalf of any such holder.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Holders or the Company or any other person money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 9 or otherwise.

      Section 9.12. OFFICERS' CERTIFICATE.

            If there occurs an event referred to in Section 9.02 or 9.03 hereof, the Company shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness of the Company or their Representatives and the principal amount of Senior Indebtedness of the Company then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

      Section 9.13. OBLIGATION OF COMPANY UNCONDITIONAL.

            Nothing contained in this Article 9 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness of the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 9 of the holders of Senior Indebtedness of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article 9, the Trustee, subject to the provisions of Sections 7.01 and 7.02 hereof, and the Holders shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9. Nothing contained in this Article 9 or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Sec-tion 9.03 hereof (not cured or waived), payments at any time of the principal or of interest on the Securities.

      Section 9.14. ARTICLE 9 NOT TO PREVENT EVENTS OF DEFAULT.

            The failure to make a payment of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article 9 shall not be construed as preventing the occurrence of an Event of Default under
Section 6.01 hereof.

                                   ARTICLE 10

                      AMENDMENTS, MODIFICATIONS AND WAIVERS

      Section 10.01. WITHOUT CONSENT OF HOLDERS.

            The Company and the Trustee may amend, modify or supplement this Indenture without notice to or the consent of any Holder:

            (1) to add to the covenants, agreements and Obligations of the Company for the benefit of the Holders of all the Securities or to surrender any right or power conferred in the Indenture upon the Company;

            (2) to cure any ambiguity, defect or inconsistency;

            (3) to evidence the succession of another corporation to the Company and the assumption by it of the Obligations of the Company under this Indenture and the Securities in order to comply with Article 5;

            (4) to evidence the succession of another corporation to any Guarantor and the assumption by it of the Obligations of the Guarantor under the applicable Guarantee;

            (5) to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Securities and to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

            (6) to secure the Securities;

            (7) to make any change that does not adversely affect the rights of any Holder hereunder;

            (8) to comply with the qualification of this Indenture under the TIA; or

            (9) to reflect a Guarantor ceasing to be liable on the Guarantees in accordance with this Indenture or to reflect additional Guarantors.

            For the purposes of this Section 10.01, the Trustee may, in its discretion, determine whether or not the Holder of any Securities would be materially adversely affected by any amendment or supplement to this Indenture and any such determination shall be conclusive upon every Holder, whether theretofore or thereafter entered into. The Trustee shall, subject to the express provisions of this Indenture, not be liable for any such determination made in good faith and shall be entitled to, and may rely upon, an Opinion of Counsel with respect thereto.

      Section 10.02. WITH CONSENT OF HOLDERS.

            The Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture and waive any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Securities), the Securities or the Guarantees without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (which may include consents obtained in connection with a tender offer or exchange offer for the Securities). Subject to Section 6.07, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Securities or the Guarantees without notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Security;

            (3) reduce the principal of or change the stated maturity of, or any installment of principal or interest on, any Security (including, without limitation, the optional redemption provisions, but excluding Sections 4.08, 4.09 and 4.15) or any premium payable upon redemption thereof;

            (4) change the place or currency of payment of principal or interest, if any, on any Note;

            (5) waive a Default or Event of Default in the payment of principal of or interest on any Security or reduce the above-stated percentage of Holders of the Securities necessary to modify or amend this Indenture;

            (6) make any change in Section 6.04, Section 6.07 or Section 10.02;

            (7) release any Guarantor from any of its Obligations under its Guarantee or this Indenture otherwise than in accordance with the terms hereof;

            (8) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Securities issued hereunder or any Guarantee in a manner that adversely affects the Holders; or

            (9) impair the right to institute suit for the enforcement of any payment on or with respect to any such Security.

            Promptly after an amendment under this Section 10.02 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

            It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

      Section 10.03. COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment to this Indenture, the Securities or the Guarantees shall comply with the TIA as then in effect.

      Section 10.04. REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless it makes a change described in any of clauses (1) through (8) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, PROVIDED that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

      Section 10.05. NOTATION ON OR EXCHANGE OF SECURITIES.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

      Section 10.06. TRUSTEE PROTECTED.

            The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article that the Trustee shall conclude in its reasonable judgment adversely affects the Trustee's rights. The Trustee shall be entitled to receive and rely upon an Opinion of Counsel and an Officer's Certificate that any supplemental indenture complies with this Indenture.

                                   ARTICLE 11

                             GUARANTEE OF SECURITIES

      Section 11.01. GUARANTEE.

            Subject to the provisions of this Article 11, each Guarantor (which term includes any successor Person under this Indenture and any additional Guarantor pursuant to Section 4.16 of this Indenture) for consideration received hereby jointly, severally, unconditionally and irrevocably guarantees on a general unsecured basis, ranking (a) senior in right of payment to all Indebtedness of such Guarantors expressly providing for any such ranking by its terms or (b) ranking PARI PASSU with such Guarantors' Indebtedness (other than Indebtedness described in the preceding clause (a)) that is not Guarantor Senior Indebtedness (including Indebtedness expressly ranking PARI PASSU with the Securities by its terms) (each a "GUARANTEE" and, collectively, the "GUARANTEES") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the princi-pal of, premium, if any, and interest and Additional Interest, if any, on the Securities will be duly and punctually paid in full when due, whether, without limitation, at maturity, as a result of redemption, upon a Change of Control, as a result of a Net Worth Offer, a Net Proceeds Offer, by acceleration or otherwise, and interest on the overdue principal, premium, if any, and (to the extent permitted by law) interest, if any, on the Securities and all other payment Obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Security, this Indenture and the Registration Rights Agreement will be duly and punctually performed and (b) in case of any extension of time of payment or renewal of any Securities or any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether, without limitation, at stated maturity, as a result of redemption, upon a Change of Control, as a result of a Net Worth Offer, a Net Proceeds Offer, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay or perform the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

            Each of the Guarantors hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the invalidity, irregularity or unenforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver, modification or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities, this Indenture and its Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, its Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article 11, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the pur-poses of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Guarantees.

            The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            For purposes of this Article 11, each Guarantor's liability (a Guarantor's "BASE GUARANTY LIABILITY") shall be that amount from time to time equal to the aggregate liability of a Guarantor hereunder, but shall be limited to the lessor of (A) the aggregate amount of the obligation as stated in the first sentence of this Section 11.01 with respect to the Securities or (B) the amount, if any, which would not have (i) rendered such Guarantor "insolvent" (as such term is defined in Section 101(29) of the Federal Bankruptcy Code and in
Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of this Indenture) or (ii) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Debt immediately prior to such time, PROVIDED that it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed is the amount set forth in clause (A) above unless a creditor, or representative of creditors of such Guarantor or a trustee in bankruptcy of the Guarantor, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (B). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, to subrogation pursuant to the next paragraph and any other rights such Guarantor may have contractual or otherwise shall be taken into account.

            Each Guarantor shall be subrogated to all rights of the Holder of any Securities and the Trustee against the Company or any of the other Guarantors in respect of any amounts paid to the Holder and the Trustee by such Guarantor pursuant to the provisions of this Guar-antee; PROVIDED, HOWEVER, that such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Securities have been paid in full.

            Nothing contained in this Article 11 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Guarantors and the Holders and the Trustee, the obligation of each Guarantor, which is absolute and unconditional, to pay the Holders and the Trustee the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture.

            The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

      Section 11.02. AGREEMENT TO SUBORDINATE.

            Each Guarantor agrees, and by its acceptance of the Securities, each Holder agrees, that the indebtedness evidenced by the Guarantee of such Guarantor and the payment thereof are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor and that the subordination is for the benefit of the holders of Guarantor Senior Indebtedness of such Guarantor.

            Money and securities held in trust pursuant to Article 8 are not subject to the subordination provision of this Article 11.

      Section 11.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

            Upon any payment or distribution to creditors of a Guarantor of the assets of such Guarantor of any kind or character in a total or partial liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of such Guarantor), the holders of all Guarantor Senior Indebtedness of such Guarantor then outstanding will be entitled to payment in full in cash before the Holders of Securities are entitled to receive any payment (other than payments made from a trust previously established pursuant to provisions described under Article 8) on or with respect to the Securities or the Guarantees and until all Guarantor Senior Indebtedness receives payment in full in cash, any distribution to which the Holders of Securities would be entitled will be made to holders of Guarantor Senior Indebtedness.

      Section 11.04. GUARANTORS NOT TO MAKE PAYMENTS WITH RESPECT TO GUARANTEES
                     IN CERTAIN CIRCUMSTANCES.

            Upon the occurrence of any default in the payment of any principal of or interest on or other amounts due on any Designated Senior Indebtedness of a Guarantor beyond any applicable grace period (as used in this Section 11.04, a "PAYMENT DEFAULT"), no payment of any kind or character shall be made by such Guarantor (or by any other Person on its behalf) with respect to the Securities or any Guarantees of the Securities unless and until (i) such Payment Default shall have been cured or waived in accordance with the instruments governing such Indebtedness or shall have ceased to exist, (ii) such Designated Senior Indebtedness has been discharged or paid in full in cash in accordance with the instruments governing such Indebtedness or (iii) such payment blockage has been terminated by written notice to the Trustee from the holders of such Designated Senior Indebtedness or their representative whether or not such Payment Default shall have been cured or waived or shall cease to exist, immediately after which the Guarantor must resume making any and all required payments, including missed payments, in respect of their obligations under the Guarantees of the Securities.

            Upon (1) the occurrence and during the continuance of an event of default (other than a Payment Default) relating to Designated Senior Indebtedness of a Guarantor, as such event of default is defined therein or in the instrument or agreement under which it is outstanding, which event of default, pursuant to the instruments governing such Designated Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Designated Senior Indebtedness or their designated representative to accelerate (either immediately or with the passage of time or the giving of notice or both) the stated maturity of such Designated Senior Indebtedness (whether or not such acceleration has actually occurred) (as used in this Section 11.04, a "NON-PAYMENT DEFAULT") and (2) the receipt by the Trustee and the Company from the trustee or other representative of holders of such Designated Senior Indebtedness of written notice, (as used in this Section 11.04, a "PAYMENT BLOCKAGE NOTICE") of such occurrence and continuance of a Non-Payment Default, no payment or distribution is permitted to be made by a Guarantor (or by any other Person on its behalf) with respect to Securities or any Guarantees of the Securities for a period (as used in this Section 11.04, a "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of such notice and ending on the earliest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Designated Senior Indebtedness): (w) such Non-Payment Default has been cured or waived or has ceased to exist; (x) a 179-consecutive-day period commencing on the date such written notice is received by the Trustee has elapsed; (y) such Payment Blockage Period has been terminated by written notice to the Trustee from the trustee or other representative of holders of such Designated Senior Indebtedness, whether or not such Non-Payment Default has been cured or waived or has ceased to exist; and (z) such Designated Senior Indebtedness has been discharged or paid in full in cash or Cash Equivalents, immediately after which, in the case of clause (w), (x), (y) or (z), the Guarantors must resume making any and all required payments, including missed payments, in respect of its obligations under the Guarantee of the Securities. Notwithstanding the foregoing, (a) not more than one Payment Blockage Period may be commenced in any period of 365 consecutive days and (b) no default or event of default with respect to the Designated Senior Indebtedness of such Guarantors that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice whether or not within a period of 365 consecutive days unless such default or event of default shall have been cured or waived for a period of at least 90 consecutive days after such date (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of delivery of such Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed shall constitute a new default for this purpose).

            Regardless of anything to the contrary herein, nothing shall prevent
(a) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Article 8 or (b) any payment by the Trustee or the Paying Agent as permitted by Section 11.08. Nothing contained in this Article 11 will limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

      Section 11.05. SUBROGATION.

            After all Guarantor Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of such Guarantor Senior Indebtedness to receive distributions applicable to such Guarantor Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Guarantor Senior Indebtedness. A distribution made under this Article to holders of Guarantor Senior Indebtedness which otherwise would have been made to Holders of Securities is not, as between such Guarantor and Holders, a payment by such Guarantor on Guarantor Senior Indebtedness.

      Section 11.06. SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTORS.

            No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities and the Guarantees of the Securities shall be impaired by any act or failure to act by any Guarantor or by its or their failure to comply with this Indenture.

      Section 11.07. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

            Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representatives.

      Section 11.08. RIGHTS OF TRUSTEE AND PAYING AGENT.

            The Trustee or Paying Agent may continue to make payments on the Securities and the related Guarantees of the Securities until it receives written notice of facts that would cause a payment of principal of or interest on the Securities and the Guarantees of the Securities to violate this Article. Only the Issuers, a Guarantor, a Representative or a holder of an issue of Guarantor Senior Indebtedness that has no Representative may give the notice.

            The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Guarantor Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness or a Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.

            The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Holders, or any Guarantor or any other person money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

      Section 11.09. OFFICERS' CERTIFICATE.

            If there occurs an event referred to in Section 11.03 or 11.04, such Guarantor, as applicable, shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Guarantor Senior Indebtedness or their Representatives and the principal amount of Guarantor Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

      Section 11.10. OBLIGATION OF GUARANTORS UNCONDITIONAL.

            Nothing contained in this Article 11 or elsewhere in this Indenture, in any Security or in any Guarantee of a Security is intended to or shall impair, as between the Guarantors, their respective creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantees with respect to the Securities, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy. Upon any distribution of assets of any Guarantor referred to in this Article 11, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. Nothing contained in this Article 11 or elsewhere in this Indenture, in any Security or in any Guarantee of any Security is intended to or shall affect the obligation of the Guarantors to make, or prevent the Guarantors from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 9.04 (not cured or waived), payments at any time of the principal or of interest on the Securities.

      Section 11.11. ARTICLE 11 NOT TO PREVENT EVENTS OF DEFAULT.

            The failure to make a payment of principal of or interest on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

      Section 11.12. EXECUTION AND DELIVERY OF GUARANTEE.

            To further evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in EXHIBIT B hereto, shall be endorsed on each Security authenticated and delivered by the Trustee after such Guarantee is executed and executed by either manual or facsimile signature of an officer of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

            Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

            If an officer of a Guarantor whose signatures is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

            The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

      Section 11.13. ADDITIONAL GUARANTORS.

            Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of Article 11 of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights, equitable principles, and other customary matters, as may be acceptable to the Trustee in its discretion).

      Section 11.14. RELEASE OF A GUARANTOR.

            (a) Upon the sale or disposition of all of the assets or all of the Capital Stock of any Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or a Related Person of the Company) in compliance with Section 5.01, or upon the designation of a Subsidiary as an Unrestricted Subsidiary which has been designated by the Company as a Guarantor, such Guarantor, or the entity surviving such Guarantor, as applicable, shall be deemed automatically and unconditionally released and discharged from all Obligations under this Article 11 without any further action required on the part of the Trustee or any Holder, and all Obligations of such Guarantor, if any, in respect of any Indebtedness of the Company shall also terminate upon such transaction; PROVIDED, HOWEVER, that each such Guarantor is sold or disposed of in accordance with Section 4.15 and
Section 5.01 hereof, respectively; PROVIDED, FURTHER, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of any Uniform Commercial Code.

            (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officer's Certificate certifying as to the compliance with this Section
11.04. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Guarantee as provided in this
Article 11.

            The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee endorsed on the Securities and under this
Article 11.

            Except as set forth in Articles 4 and 5 and this Section 11.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                                   ARTICLE 12

                                  MISCELLANEOUS

      Section 12.01. TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      Section 12.02. NOTICES.

            Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other's address stated in this Section 12.02. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

            All notices or communications shall be in writing.

            The Company's address is:

                Schuler Homes, Inc.
                828 Fort Street Mall, 4th Floor
                Honolulu, Hawaii  96813
                Attention:  Corporate Secretary

            The Trustee's address is:

                U.S. Bank Trust National Association
                550 South Hope Street-Suite 500
                Los Angeles, CA  90071
                Attention:  Gonzalo Urey

      Section 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      Section 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) to the extent expressly required by this Indenture or as otherwise may be reasonably requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Each signer of an Officer's Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer's Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

      Section 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      Section 12.06. RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

      Section 12.07. LEGAL HOLIDAYS.

            A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in The City of New York, in the State of New York, City of Los Angeles in the State of California or in the city in which the Trustee administers its corporate trust business in respect of this Indenture or the city in which the Company has its chief executive officer. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

      Section 12.08. NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDERS,
                     OFFICERS, DIRECTORS OR EMPLOYEES.

            No director, officer, controlling person, employee or stockholder of the Company, any Guarantor or any successor Person thereof shall have any liability for any Obligations, covenants or agreements of the Company or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. No recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any of the Securities or because of the creation of any Indebtedness represented thereby, shall be held against any incorporator, stockholder, officer, director, employee or controlling person of the Company, any Guarantor or any successor Person thereof. Each Holder by accepting a Security waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Securities.

      Section 12.09. DUPLICATE ORIGINALS.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      Section 12.10. GOVERNING LAW.

            The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture, the Securities and the Guarantees.

      Section 12.11. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 12.12. SUCCESSORS.

            All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

      Section 12.13. SEPARABILITY.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

      Section 12.14. BENEFITS OF INDENTURE.

            Nothing in this Indenture or in the Securities or Guarantees, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.

      Section 12.15. TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first set forth above.


                                   SCHULER HOMES, INC.

                                   By:_______________________________

                                   Name: James K. Schuler
                                   Title: President and CEO

                                   By:_______________________________

                                   Name: Thomas Connelly
                                   Title: Chief Financial Officer and Secretary


GUARANTORS:                        EACH OF THE CORPORATE GUARANTORS
                                     LISTED ON SCHEDULE I HERETO

                                   By:_______________________________

                                   Name: Thomas Connelly
                                   Title: Chief Financial Officer and Secretary


                                   EACH OF THE CORPORATE GUARANTORS
                                     LISTED ON SCHEDULE I HERETO

                                   By: Its respective Managing Member or Sole
                                       Manager, as the case may be

                                   By:_______________________________
                                   Name: Thomas Connelly
                                   Title: Chief Financial Officer and Secretary

Attest:_______________________
        Name:
        Title:

                                   U.S. BANK TRUST NATIONAL ASSOCIATION


                                   By:_______________________________
                                   Name: William T. Lynch
                                   Title: Vice President

                                                                      SCHEDULE I
                             SCHEDULE OF GUARANTORS

Melody Homes, Inc.
Melody Mortgage Co.
Schuler Homes of California, Inc.
Schuler Homes of Washington, Inc.
Schuler Homes of Oregon, Inc.
SHLR of Washington, Inc.
SHLR of Colorado, Inc.
SHLR of Nevada, Inc.
Schuler Realty/Maui. Inc.
Schuler Realty/Oahu, Inc.
Vertical Construction Corporation
SHLR of Utah, Inc.
Schuler Mortgage, Inc.
SHLR of California, Inc.
SSHI LLC (Stafford)
SRHI LLC (Rielly)
Schuler Homes Arizona LLC
SHA Construction LLC
LAMCO Housing, Inc.
II LAMCO Housing, Inc.
AP LHI, Inc.
APLAM, LLC
AP Western GP Corporation
AP WP Partners L.P.
AP WP Operating Corporation
HPH Homebuilders 2000 LP
Porter GP LLC
Porter LP LLC
Western Pacific Housing, Inc.
Western Pacific Housing Development Limited Partnership
Western Pacific Housing Development II Limited Partnership
WPH-Porter, LLC
Tracy, LLC (formerly WPH-Edgewood 56, LLC)
Western Pacific Housing-Agoura I, LLC
Western Pacific Housing-American Canyon, LLC
Western Pacific Housing-Antigua, LLC
Western Pacific Housing-Bay Vista, LLC

Western Pacific Housing-Broadway, LLC
Western Pacific Housing-Cabrera, LLC
Western Pacific Housing-Calvine, LLC
Western Pacific Housing-Carrillo, LLC
Western Pacific Housing-Cloverdale I, LLC
Western Pacific Housing-Cloverdale II, LLC
Western Pacific Housing-Communications Hill, LLC
Western Pacific Housing-Cordelia Commons I, LLC
Western Pacific Housing-Coto I, LLC
Western Pacific Housing-Creekside, LLC
Western Pacific Housing-Cypress Woods, LLC
Western Pacific Housing-Deer Creek, LLC
Western Pacific Housing-East Park, LLC
Western Pacific Housing-Edgewood 45, LLC
Western Pacific Housing-Escondido, LLC
Western Pacific Housing-Fieldstone, LLC
Western Pacific Housing-Hercules MRB, LLC
Western Pacific Housing-Hercules Village, LLC
Western Pacific Housing-Land Park North, LLC
Western Pacific Housing-Laurel Woods II, LLC
Western Pacific Housing-Lomas Verdes, LLC
Western Pacific Housing-Martinez, LLC
Western Pacific Housing-Menifee, LLC
Western Pacific Housing-Montellano, LLC
Western Pacific Housing-Murrieta, LLC
Western Pacific Housing-Natomas Village 13, LLC
Western Pacific Housing-Norco Estates, LLC
Western Pacific Housing-Paradise Creek, LLC
Western Pacific Housing-Providence I, LLC
Western Pacific Housing-Robinhood Ridge, LLC
Western Pacific Housing-Rowland Heights, LLC
Western Pacific Housing-Saddlebrook, LLC
Western Pacific Housing-San Elijo, LLC
Western Pacific Housing-Simi I, LLC
Western Pacific Housing-Sonoma, LLC
Western Pacific Housing-Spanish Hills, LLC
Western Pacific Housing-Stone Lake, LLC
Western Pacific Housing-Sun Valley, LLC
Western Pacific Housing-Terra Bay Woods, LLC
Western Pacific Housing-Torrey Glenn, LLC

Western Pacific Housing-Towngate, LLC
Western Pacific Housing-Valpico, LLC
Western Pacific Housing-Vineyard Terrace, LLC
Western Pacific Housing-Wesminster, LLC
Western Pacific Housing-Windsor Pointe, LLC
Western Pacific Housing-Black Mountain, LLC
Western Pacific Housing-Cameron Meadows, LLC
Western Pacific Housing-Carlsberg Ranch, LLC
Western Pacific Housing-Carpenteria, LLC
Western Pacific Housing-Dos Vientos 78, LLC
Western Pacific Housing-Fillmore, LLC
Western Pacific Housing-Lyons Canyon Partners, LLC
Western Pacific Housing-San Elijo Area R, LLC
Western Pacific Housing-Scott Ranch, LLC
Western Pacific Housing-Sorrento, LLC
Western Pacific Housing-Torrey Village Center
Western Pacific Housing-Torrey, LLC
Western Pacific Housing-Torrey Santa Fe, LLC
WPH-Camino Ruiz, LLC
WPH-HPH LLC
WPH-SAL2, L.P. (formerly WPH-Sunset Hills III, L.P.)
Western Pacific Funding, Inc.
Western Pacific Housing - McGonigle Canyon, LLC
Western Pacific Housing-Torrey Commercial, LLC
Western Pacific Housing-Torrey Multi-Family, LLC
WPH-SAL1, L.P.
WPH Management Co.
III LAMCO Housing, Inc.
IV LAMCO Housing, LLC
V LAMCO Housing, LLC
Allegra, LLC
HPH Homebuilders LP 1995
HPH Homebuilders LP 1996
Livermore Homebuilders LP
Oakley-Avalon LP
Western Pacific Housing-Altamar, LLC
Western Pacific Housing-Altura, L.P.
Western Pacific Housing-Arbor Hills, LLC
Western Pacific Housing-Aviara, L.P.
Western Pacific Housing-Bella Nevona, LLC

Western Pacific Housing Co.
Western Pacific Housing-Canyon Park, LLC
Western Pacific Housing-Carlsbad I, LLC
Western Pacific Housing-Carmel, LLC
Western Pacific Housing-Carter Station, LLC
Western Pacific Housing-Corona, L.P.
Western Pacific Housing-Coto Venture, L.P.
Western Pacific Housing-Culver City, L.P.
Western Pacific Housing-Curran Grove, LLC
Western Pacific Housing-Del Sol
Western Pacific Housing-El Camino, LLC
Western Pacific Housing-Financing Partners
Western Pacific Housing-Glen View, LLC
Western Pacific Housing-Hamptons, L.P.
Western Pacific Housing-Lost Hills Park, LLC
Western Pacific Housing-Mayfair, LLC
Western Pacific Housing-Mountaingate, L.P.
Western Pacific Housing-Oso, L.P.
Western Pacific Housing-Pacific Park, L.P.
Western Pacific Housing-Pacific Park II, LLC
Western Pacific Housing-Penasquitos, LLC
Western Pacific Housing-Poinsettia, L.P.
Western Pacific Housing-Rancho Del Tio, LLC
Western Pacific Housing-Riverside I, LLC
Western Pacific Housing-San Simeon, L.P.
Western Pacific Housing-San Simeon II, L.P.
Western Pacific Housing-Santa Fe, LLC
Western Pacific Housing-Saugus, L.P.
Western Pacific Housing-Scripps, L.P.
Western Pacific Housing-Scripps II, LLC
Western Pacific Housing-Seacove, L.P.
Western Pacific Housing-Shadow Creek, LLC
Western Pacific Housing-Skyridge, L.P.
Western Pacific Housing-Stanton I, LLC
Western Pacific Housing-Sunset Hills I, L.P.
Western Pacific Housing-Sunset Hills II, L.P.
Western Pacific Housing-Sutton Place, LLC
Western Pacific Housing-Tiburon II, L.P.
Western Pacific Housing-Torrey Hills, LLC
Western Pacific Housing-Westlake, L.P.

Western Pacific Housing-Westlake II, L.P.
Western Pacific Housing-Windflower, L.P.
Western Pacific Housing-Winterhaven, LLC
Western Pacific Housing-Woods, L.P.

                                                                       EXHIBIT A

                                 S P E C I M E N

                               SCHULER HOMES, INC.


                                                                     $_________
                                                CUSIP NO.:            _________

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY AND THE GUARANTORS THAT (X) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL ACCREDITED INVES-

TOR THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (4) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

REGISTERED                                                           REGISTERED
NUMBER                                                               DOLLARS

                               [FACE OF SECURITY]

                               SCHULER HOMES, INC.

                                      CUSIP

                    10 1/2% SENIOR SUBORDINATED NOTE DUE 2011

            SCHULER HOMES, INC., a Delaware corporation (herein called the "COMPANY"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on July 15, 2011, and to pay interest thereon as provided on the reverse hereof, until the principal hereof is paid or duly provided for.

            Interest Payment Dates: January 15 and July 15 commencing on January 15, 2002

            Record Dates: January 1and July 1

            The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

      IN WITNESS WHEREOF, SCHULER HOMES, INC. has caused this instrument to be duly signed under its corporate seal.

[SEAL]
                                     SCHULER HOMES, INC.


                                     By:________________________________________
                                       Name:
                                       Title:


                                     By:________________________________________
                                       Name:
                                       Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred
to in the within mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
  as Trustee


By:________________________________________
  Name:
  Title: Authorized Signatory

Dated:

                              [REVERSE OF SECURITY]

                               SCHULER HOMES, INC.

                    10 1/2% SENIOR SUBORDINATED NOTE DUE 2011

            1. INTEREST. Schuler Homes, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on January 15 and July 15 of each year, commencing January 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Securities set forth on the face of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. STATED MATURITY. The date on which the principal of the Securities shall be payable, unless accelerated pursuant to the Indenture, is July 15, 2011.

            3. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

            The Company may, at its option, mail an interest check on a payable date to a Holder's registered address, provided payments of principal and interest on Securities with a principal amount of $5,000,000 or more may be made by wire transfer to an account of the Holder, if such Holder gives 15 days notice to the Company prior to the relevant record date.

            4. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust National Association (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company may act in any such capacity.

            5. INDENTURE AND GUARANTEES. The Company issued the Securities under an Indenture dated as of June 28, 2001 (the "INDENTURE") between the Company and the Trustee. The terms of the Securities are more fully stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "ACT"), as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior obligations of the Company unlimited in aggregate principal amount, of which $150 million will be issued in the Offering, and unlimited additional amounts may be issued after the Issuance Date (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

      Payment on the Securities is guaranteed (each, a "GUARANTEE"), on a senior subordinated basis, jointly and severally, by each of the Guarantors pursuant to Article Eleven of the Indenture. In addition, the Indenture requires the Company to cause any Subsidiary which is designated as a Restricted Subsidiary to be made a Guarantor, and provides that, at the Company's discretion, any Unrestricted Subsidiary may be made a Guarantor.

      6. SUBORDINATION. The Securities are unsecured obligations of the Company and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

      7. OPTIONAL REDEMPTION. The Securities will not be redeemable at the option of the Company prior to July 15, 2006. Thereafter, the Securities will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                                REDEMPTION
          YEAR                                                     PRICE
          ----                                                   --------
          2006................................................   105.250%
          2007................................................   103.500%
          2008................................................   101.750%
          2009 and thereafter.................................   100.000%

            Notwithstanding the foregoing, at any time prior to July 15, 2004, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that not less than 65% of the aggregate principal amount of Securities issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and PROVIDED, FURTHER, that such redemption shall occur within 90 days of the date of the closing of such Equity Offering.

            If less than all of the Securities are to be redeemed, the Trustee will select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate PROVIDED that no Securities of principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the immediately preceding paragraph, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

            8. CHANGE OF CONTROL. In the event of a Change of Control (as defined in the Indenture) with respect to the Company, then each Holder of the Securities shall have the right, at the Holder's option, to require the Company to buy such Holder's Securities including any portion thereof which is $1,000 or any integral multiple thereof on the date (the "CHANGE OF CONTROL REPURCHASE DATE") that is no earlier than 30 days nor later than 60 days after the date of the Change of Control Notice at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Change of Control Repurchase Date.

            9. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement by and between the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Security for the Company's 10 1/2% Senior Subordinated Notes due 2011 (the "EXCHANGE NOTES"), at such time as the Exchange Notes shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Securities. The Holders of the Securities shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            10. NET WORTH OFFER. In the event that the Company's Net Worth at the end of each of any two consecutive fiscal quarters is less than $150.0 million (the "MINIMUM NET WORTH"), then the Company shall make a Net Worth Offer to all Holders to acquire on a pro rata basis on the date (the "NET WORTH REPURCHASE DATE") that is 45 days after the Net Worth Notice, Securities in an aggregate principal amount equal to 10% of the aggregate principal amount of the Securities (or, if less than 10% of the initial aggregate principal amount of the Securities issued are then outstanding, all the Securities outstanding at the time) (the "NET WORTH OFFER AMOUNT"), at a purchase price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Net Worth Repurchase Date (the

"NET WORTH PRICE"). The Company may credit against the Net Worth Offer Amount the principal amount of Securities acquired by the Company through purchase, optional redemption or exchange prior to the Trigger Date.

            11. NET PROCEEDS OFFER. Within 390 days from the date that any Asset Disposition is consummated, (1) the Net Proceeds thereof (a) will be reinvested in Additional Assets, or (b) will be applied to the repayment, redemption or repurchase of Senior Indebtedness or Guarantor Senior Indebtedness or Indebtedness which ranks PARI PASSU with the Securities or the Guarantees (which, in each case, will be a permanent reduction of such Indebtedness), or
(2) the Company or such Restricted Subsidiary, as the case may be, will make an offer (a "NET PROCEEDS OFFER") to purchase, within 30 days of such Net Proceeds Offer (such date of purchase being the "NET PROCEEDS REPURCHASE DATE"), Securities and, if applicable, to redeem any Indebtedness ranking PARI PASSU with the Securities the provisions of which require the Company or a Restricted Subsidiary to redeem (or make an offer to do so) such Indebtedness with the proceeds of Asset Dispositions (or offer to do so), having an aggregate Offer Price equal to the amount of Net Proceeds of such Asset Disposition not applied as provided in the foregoing clause (1) (less any amounts used to pay reasonable fees and expenses connected with such Net Proceeds Offer and, if applicable, other offer to redeem Indebtedness). Notwithstanding the foregoing, the Net Proceeds of an Asset Disposition are not required to be applied in accordance with clause (2) of the preceding sentence, unless and until the aggregate Net Proceeds of all such Asset Dispositions not applied in accordance with clause
(1) above exceed $10.0 million. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net proceeds in any manner that is not prohibited by the Indenture.

            12. RESTRICTIVE COVENANTS. The Indenture contains certain restrictive covenants that limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends, make certain other distributions, repurchase Capital Stock or subordinated Indebtedness, create certain liens, enter into certain transactions with Related Persons or apply the Net Proceeds from the sale of certain assets.

            13. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

            14. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

            15. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture, the Securities or the Guarantees may be amended with the consent of the Holders of at least a majority in principal amount of the Securities outstanding; and any existing default or Event of Default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Indenture, the Securities or the Guarantees may be amended to add to the covenants, agreements and Obligations of the Company for the benefit of the Holders of all the Securities or to surrender any right or power conferred in the Indenture upon the Company; or to evidence the succession of another corporation to the Company and the assumption by it of the Obligations of the Company under the Indenture and the Securities; to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Securities and to add to or change any provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee; to evidence the succession of another corporation to any Guarantor and the assumption by it of the Obligations of the Guarantor under the applicable Guarantee; to cure any ambiguity, omission, defect or inconsistency to secure the Securities or to make any change that does not adversely affect the rights of any Holder, or to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company or otherwise in accordance with the terms of the Indenture.

            16. DEFAULTS AND REMEDIES. An Event of Default is: (i) failure by the Company to pay the principal of any Security when such principal becomes due and payable at maturity, upon redemption, upon purchase, upon acceleration or otherwise, whether or not prohibited by the provisions of Article 9 of the Indenture; (ii) failure by the Company to pay interest when due, and such failure continues for a 30-day period, whether or not prohibited by the provisions of Article 9 of the Indenture; (iii) failure by the Company to comply with any of its agreements or covenants described above under Article 5 of the Indenture or in respect of its obligation to make an offer to purchase Securities issued thereunder following a Change of Control described under
Section 4.08 of the Indenture; (iv) the Company or any Guarantor defaults in the observance or performance of any other covenant or agreement of the Company or such Guarantor in the Securities, the Guarantees or the Indenture upon the receipt by the Company of notice of such Default by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities issued under the Indenture and the Company's failure to cure such Default within 45 days after receipt by the Company of such notice; (v) certain events of bankruptcy, insolvency or reorganization of the Company or Restricted Subsidiaries; (vi) default under any mortgage, indenture (including the Indenture) or instrument under which is issued or which secures or evidences Indebtedness of the Company or any Restricted Subsidiary (other than Non-Recourse Indebtedness) which default constitutes a failure to pay principal of such Indebtedness in an amount of $10.0 million or more when due and payable (other than as a result of acceleration) or results in Indebtedness (other than Non-Recourse Indebtedness) in the aggregate of $10.0 million or more becoming or being declared due and payable before it would otherwise become due and payable (which acceleration is not rescinded, annulled or otherwise cured within 30 days thereof); (vii) entry of a final judgment for payment of money in excess of $5.0 in the aggregate shall be rendered against the Company or any of its Restricted Subsidiaries and shall remain unstayed, or undischarged for a period of 60 days after the date on which the right to appeal such judgment has expired or becomes subject to an enforcement proceeding and (viii) any Guarantee of Securities issued hereunder ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee). The Company is required to deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an officers' certificate stating whether or not the signatories know of any default by the Company under this Indenture and, if any default exists, describing such default.

            If an Event of Default occurs (other than due to certain events of bankruptcy, with respect to the Company) and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding, by notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately. If an Event of Default occurs due to certain events of bankruptcy, insolvency or reorganization, with respect to the Company, such amounts shall be due and payable without any declaration or act on the part of the Trustee or the Holders of the Securities. Subject to certain exceptions, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind any declaration of acceleration or waive a Default and its consequences. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercise of any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee and notify the Trustee upon the occurrence of a Default.

            17. TRUSTEE DEALINGS WITH COMPANY. U.S. Bank Trust National Association, the Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, accept deposits from, and perform services for the Company or its Related Persons, and may otherwise deal with the Company or its Related Persons, as if it were not the Trustee.

            18. NO RECOURSE AGAINST OTHERS. A director, officer, controlling person, employee or stockholder, as such, of the Company or any Guarantor or any successor person thereof shall not have any liability for any Obligations, covenants or agreements of the

Company or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Securities.

            19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenant by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: Schuler Homes, Inc., 828 Fort Street Mall, 4th Floor, Honolulu, Hawaii 96813, telephone:
(808) 521-5661.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

                  (Insert assignee's Soc. Sec. or Tax I.D. No.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint _______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:  ____________                 Signature(s):____________________________

                                    (Sign exactly as your name(s)
                                    appear(s) on the other side of
                                    this Security)


Signature(s) guaranteed by:         _________________________________________

                                    THE SIGNATURE(S) SHOULD BE
                                    GUARANTEED BY AN ELIGIBLE
                                    GUARANTOR INSTITUTION
                                    (Banks, Stock Brokers,
                                    Savings and Loan
                                    Associations, and Credit
                                    Unions) WITH MEMBERSHIP IN
                                    AN APPROVED SIGNATURE
                                    GUARANTEE MEDALLION PROGRAM
                                    PURSUANT TO S.E.C. RULE
                                    17Ad-15.)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15, as the case may be, of the Indenture, check the box: |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08, 4.09 or 4.15 of the Indenture, state the amount: $__________ (in an integral multiple of $1,000)


Date:  ____________                   Signature(s): ____________________________


Date:  ____________                   Signature(s): ____________________________

                                      (Sign exactly as your name(s) appear(s) on
                                       the other side of this Security)


Signature(s) guaranteed by:           __________________________________________

                                      THE SIGNATURE(S) SHOULD BE
                                      GUARANTEED BY AN ELIGIBLE
                                      GUARANTOR INSTITUTION
                                      (Banks, Stock Brokers,
                                      Savings and Loan
                                      Associations, and Credit
                                      Unions) WITH MEMBERSHIP IN
                                      AN APPROVED SIGNATURE
                                      GUARANTEE MEDALLION PROGRAM
                                      PURSUANT TO S.E.C. RULE
                                      17Ad-15.)

                                                                       EXHIBIT B

                               [FORM OF GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE


            For value received, the undersigned hereby unconditionally guarantees on a senior subordinated basis to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 11 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

            The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

                                   EACH OF THE CORPORATE GUARANTORS
                                     LISTED ON SCHEDULE I ATTACHED HERETO

                                   By:_________________________________________
                                      Name:
                                      Title:


                                   EACH OF THE OTHER GUARANTORS
                                     LISTED ON SCHEDULE I ATTACHED HERETO

                                   By: Its respective Managing Member or Sole
                                         Manager, as the case may be

                                   By:_________________________________________
                                      Name:
                                      Title:

                                                                      SCHEDULE I

                             SCHEDULE OF GUARANTORS

Melody Homes, Inc.
Melody Mortgage Co.
Schuler Homes of California, Inc.
Schuler Homes of Washington, Inc.
Schuler Homes of Oregon, Inc.
SHLR of Washington, Inc.
SHLR of Colorado, Inc.
SHLR of Nevada, Inc.
Schuler Realty/Maui. Inc.
Schuler Realty/Oahu, Inc.
Vertical Construction Corporation
SHLR of Utah, Inc.
Schuler Mortgage, Inc.
SHLR of California, Inc.
SSHI LLC (Stafford)
SRHI LLC (Rielly)
Schuler Homes Arizona LLC
SHA Construction LLC
LAMCO Housing, Inc.
II LAMCO Housing, Inc.
AP LHI, Inc.
APLAM, LLC
AP Western GP Corporation
AP WP Partners L.P.
AP WP Operating Corporation
HPH Homebuilders 2000 LP
Porter GP LLC
Porter LP LLC
Western Pacific Housing, Inc.
Western Pacific Housing Development Limited Partnership
Western Pacific Housing Development II Limited Partnership
WPH-Porter, LLC
Tracy, LLC (formerly WPH-Edgewood 56, LLC)
Western Pacific Housing-Agoura I, LLC
Western Pacific Housing-American Canyon, LLC
Western Pacific Housing-Antigua, LLC
Western Pacific Housing-Bay Vista, LLC
Western Pacific Housing-Broadway, LLC
Western Pacific Housing-Cabrera, LLC
Western Pacific Housing-Calvine, LLC

Western Pacific Housing-Carrillo, LLC
Western Pacific Housing-Cloverdale I, LLC
Western Pacific Housing-Cloverdale II, LLC
Western Pacific Housing-Communications Hill, LLC
Western Pacific Housing-Cordelia Commons I, LLC
Western Pacific Housing-Coto I, LLC
Western Pacific Housing-Creekside, LLC
Western Pacific Housing-Cypress Woods, LLC
Western Pacific Housing-Deer Creek, LLC
Western Pacific Housing-East Park, LLC
Western Pacific Housing-Edgewood 45, LLC
Western Pacific Housing-Escondido, LLC
Western Pacific Housing-Fieldstone, LLC
Western Pacific Housing-Hercules MRB, LLC
Western Pacific Housing-Hercules Village, LLC
Western Pacific Housing-Land Park North, LLC
Western Pacific Housing-Laurel Woods II, LLC
Western Pacific Housing-Lomas Verdes, LLC
Western Pacific Housing-Martinez, LLC
Western Pacific Housing-Menifee, LLC
Western Pacific Housing-Montellano, LLC
Western Pacific Housing-Murrieta, LLC
Western Pacific Housing-Natomas Village 13, LLC
Western Pacific Housing-Norco Estates, LLC
Western Pacific Housing-Paradise Creek, LLC
Western Pacific Housing-Providence I, LLC
Western Pacific Housing-Robinhood Ridge, LLC
Western Pacific Housing-Rowland Heights, LLC
Western Pacific Housing-Saddlebrook, LLC
Western Pacific Housing-San Elijo, LLC
Western Pacific Housing-Simi I, LLC
Western Pacific Housing-Sonoma, LLC
Western Pacific Housing-Spanish Hills, LLC
Western Pacific Housing-Stone Lake, LLC
Western Pacific Housing-Sun Valley, LLC
Western Pacific Housing-Terra Bay Woods, LLC
Western Pacific Housing-Torrey Glenn, LLC
Western Pacific Housing-Towngate, LLC
Western Pacific Housing-Valpico, LLC
Western Pacific Housing-Vineyard Terrace, LLC
Western Pacific Housing-Wesminster, LLC
Western Pacific Housing-Windsor Pointe, LLC
Western Pacific Housing-Black Mountain, LLC

Western Pacific Housing-Cameron Meadows, LLC
Western Pacific Housing-Carlsberg Ranch, LLC
Western Pacific Housing-Carpenteria, LLC
Western Pacific Housing-Dos Vientos 78, LLC
Western Pacific Housing-Fillmore, LLC
Western Pacific Housing-Lyons Canyon Partners, LLC
Western Pacific Housing-San Elijo Area R, LLC
Western Pacific Housing-Scott Ranch, LLC
Western Pacific Housing-Sorrento, LLC
Western Pacific Housing-Torrey Village Center
Western Pacific Housing-Torrey, LLC
Western Pacific Housing-Torrey Santa Fe, LLC
WPH-Camino Ruiz, LLC
WPH-HPH LLC
WPH-SAL2, L.P. (formerly WPH-Sunset Hills III, L.P.)
Western Pacific Funding, Inc.
Western Pacific Housing - McGonigle Canyon, LLC
Western Pacific Housing-Torrey Commercial, LLC
Western Pacific Housing-Torrey Multi-Family, LLC
WPH-SAL1, L.P.
WPH Management Co.
III LAMCO Housing, Inc.
IV LAMCO Housing, LLC
V LAMCO Housing, LLC
Allegra, LLC
HPH Homebuilders LP 1995
HPH Homebuilders LP 1996
Livermore Homebuilders LP
Oakley-Avalon LP
Western Pacific Housing-Altamar, LLC
Western Pacific Housing-Altura, L.P.
Western Pacific Housing-Arbor Hills, LLC
Western Pacific Housing-Aviara, L.P.
Western Pacific Housing-Bella Nevona, LLC
Western Pacific Housing Co.
Western Pacific Housing-Canyon Park, LLC
Western Pacific Housing-Carlsbad I, LLC
Western Pacific Housing-Carmel, LLC
Western Pacific Housing-Carter Station, LLC
Western Pacific Housing-Corona, L.P.
Western Pacific Housing-Coto Venture, L.P.
Western Pacific Housing-Culver City, L.P.
Western Pacific Housing-Curran Grove, LLC

Western Pacific Housing-Del Sol
Western Pacific Housing-El Camino, LLC
Western Pacific Housing-Financing Partners
Western Pacific Housing-Glen View, LLC
Western Pacific Housing-Hamptons, L.P.
Western Pacific Housing-Lost Hills Park, LLC
Western Pacific Housing-Mayfair, LLC
Western Pacific Housing-Mountaingate, L.P.
Western Pacific Housing-Oso, L.P.
Western Pacific Housing-Pacific Park, L.P.
Western Pacific Housing-Pacific Park II, LLC
Western Pacific Housing-Penasquitos, LLC
Western Pacific Housing-Poinsettia, L.P.
Western Pacific Housing-Rancho Del Tio, LLC
Western Pacific Housing-Riverside I, LLC
Western Pacific Housing-San Simeon, L.P.
Western Pacific Housing-San Simeon II, L.P.
Western Pacific Housing-Santa Fe, LLC
Western Pacific Housing-Saugus, L.P.
Western Pacific Housing-Scripps, L.P.
Western Pacific Housing-Scripps II, LLC
Western Pacific Housing-Seacove, L.P.
Western Pacific Housing-Shadow Creek, LLC
Western Pacific Housing-Skyridge, L.P.
Western Pacific Housing-Stanton I, LLC
Western Pacific Housing-Sunset Hills I, L.P.
Western Pacific Housing-Sunset Hills II, L.P.
Western Pacific Housing-Sutton Place, LLC
Western Pacific Housing-Tiburon II, L.P.
Western Pacific Housing-Torrey Hills, LLC
Western Pacific Housing-Westlake, L.P.
Western Pacific Housing-Westlake II, L.P.
Western Pacific Housing-Windflower, L.P.
Western Pacific Housing-Winterhaven, LLC
Western Pacific Housing-Woods, L.P.

                                                                     EXHIBIT C-1

                FORM OF INSTITUTIONAL ACCREDITED INVESTOR LETTER

            We are delivering this letter in connection with a proposed purchase of 10 1/2% Senior Subordinated Notes due 2011 (the "Securities") of Schuler Homes, Inc. (the "Company").

            We hereby confirm that:

      we are an "accredited investor" within the meaning of Rule 501(a)(1), (2),
      (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

      any purchase of Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

      in the event that we purchase any Securities, we will acquire Securities having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

      we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Securities;

      we are not acquiring Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; PROVIDED that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

      we have received a copy of the offering memorandum and we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

            We understand that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire Securities, that such Securities may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a


                                      C-1-1
qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exception from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or
(iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent will not be required to accept for registration any Securities, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand and agree that the Securities purchased by us will bear a legend reflecting the substance of this paragraph. We agree to notify any subsequent purchasers of Securities from us of the resale restrictions set forth above

            We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

            THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                          ______________________________________
                                          (Name of Purchaser)

                                   By: _________________________________________
                                          Name:
                                          Title:


                                         Address: ______________________________

                                                  ______________________________

                                                  ______________________________


                                     C-1-2

                                                                     EXHIBIT C-2

                       FORM OF CERTIFICATE TO BE DELIVERED
              IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                                          [Date]

U.S. Bank Trust National Association
550 South Hope Street-Suite 500
Los Angeles, CA 90071

Attention: Corporate Trust Department

              Re:  SCHULER HOMES, INC. (THE "COMPANY")
                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2011
                   (THE "SECURITIES")

Ladies and Gentlemen:

            In connection with the proposed sale of $_______ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) The offer of the Securities was not made to a person in the United States;

            (2) Either (a) at the time the buy offer was originated, the transferee was outside of the United States or we and any person acting on our behalf reasonably believe that the transferee was outside of the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf know that the transaction has been prearranged for a buyer in the United States;

            (3) No directed selling efforts have been made in the United States in contravention of the requirements of rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) The transaction is not part of a plan or a scheme to evade the registration requirements of the Securities Act; and


                                     C-2-1

            (5) We have advised the transferee of the transfer restrictions applicable to the Securities.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                     Very truly yours,

                                                     [Name of Transferor]


                                                     By:________________________
                                                       Authorized Signature


                                     C-2-2